                                                                       EXHIBIT F

                               TRANSMONTAIGNE INC.

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

                                   ----------


       Pursuant to Section 151(g) of the Delaware General Corporation Law


                  The undersigned officer hereby certifies that:

                  A. He is the duly elected and acting chief executive officer of TRANSMONTAIGNE INC., a Delaware corporation (the "Corporation").

                  B. On June 27, 2002, the Board of Directors of the Corporation duly adopted resolutions in order to designate the Series B Preferred Stock (as set forth in the resolution below).

                  C. The resolution set forth below has not been modified, altered or amended and is presently in full force and effect.

                  RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article 5.3 of the Certificate of Incorporation of the Corporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special and relative rights of a series of the preferred stock, par value $0.01 per share, which shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock").

                  Certain defined terms used herein are set forth in Section 12 hereof.

DESIGNATION. 100,000 SHARES OF PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF THE CORPORATION ARE HEREBY CONSTITUTED AS A SERIES OF THE PREFERRED STOCK DESIGNATED AS "SERIES B CONVERTIBLE PREFERRED STOCK".

DIVIDENDS.

                           (a) CASH DIVIDENDS ON SERIES B PREFERRED STOCK. THE
CORPORATION SHALL PAY, WHEN AND AS DECLARED BY THE CORPORATION'S BOARD OF DIRECTORS, TO THE HOLDERS OF THE SERIES B PREFERRED STOCK, OUT OF THE ASSETS OF THE CORPORATION LEGALLY AVAILABLE THEREFOR, CASH DIVIDENDS (SUBJECT TO SECTION 2(a)(ii)(B) HERETO) AT THE TIMES, IN THE AMOUNTS AND WITH SUCH PRIORITIES AS
FOLLOWS:

                  (i) DIVIDEND RATE. DIVIDENDS ON SHARES OF SERIES B PREFERRED STOCK WILL BE PAYABLE IN ARREARS IN CASH AT A RATE PER ANNUM EQUAL TO 6% OF THE LIQUIDATION VALUE THEREOF ON THE DIVIDEND PAYMENT DATE. DIVIDENDS



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         WILL BE CALCULATED ON THE BASIS OF A 360-DAY YEAR CONSISTING OF TWELVE
         MONTHS OF 30 DAYS EACH IN A YEAR.

                  (ii) ACCRUAL AND PAYMENT OF DIVIDENDS.

                           (A) Dividends on each share of Series B Preferred
                  Stock shall accrue cumulatively on a daily basis commencing July 1, 2002 (or, if such share is issued after July 1, 2002, from the issue date of such share, as determined in accordance with Section 2(a)(iv)) to the date on which the redemption or conversion of such share of Series B Preferred Stock shall have been effected, whether or not such dividends have been declared and whether or not there shall be (at the time such dividends became or become payable or any other time) profits, surpluses or other funds of the Corporation legally available for the payment of dividends. Dividends will be calculated with respect to each Dividend Period. A "Dividend Period" means a three (3) month period commencing on January 1, April 1, July 1 and October 1 of each year and ending on the corresponding Record Date.

                           (B) In the event that the Corporation is legally
                  prohibited or restricted from paying dividends on the Series B Preferred Stock in full in cash, such dividends shall be paid, solely to the extent of the prohibition or restriction, by the distribution to the holders of the Series B Preferred Stock of additional shares of Series B Preferred Stock ("Additional Preferred Shares"). The number of Additional Preferred Shares issued in lieu of cash dividends pursuant to the preceding sentence shall be determined by dividing (1) the amount in cash that was payable on the Dividend Payment Date (in accordance with Section 2(a)) but not paid by (2) the Liquidation Value of such Additional Preferred Shares.

PAYMENT DATES. FULL CUMULATIVE DIVIDENDS ON SHARES OF SERIES B PREFERRED STOCK FOR A DIVIDEND PERIOD SHALL BE PAYABLE QUARTERLY, ON THE FIFTEENTH (15TH) DAY OF FEBRUARY, MAY, AUGUST AND NOVEMBER IN EACH YEAR (EACH, A "DIVIDEND PAYMENT DATE") FOLLOWING THE END OF SUCH DIVIDEND PERIOD; PROVIDED, HOWEVER, SUCH SHARES REMAIN OUTSTANDING AND HAVE NOT BEEN CONVERTED PRIOR TO SUCH DIVIDEND PAYMENT DATE. THE FIRST DIVIDEND PAYMENT DATE SHALL BE NOVEMBER 15, 2002. IF ANY DIVIDEND PAYMENT DATE SHALL BE ON A DAY OTHER THAN A BUSINESS DAY, THEN THE DIVIDEND PAYMENT DATE SHALL BE ON THE NEXT SUCCEEDING BUSINESS DAY. AN AMOUNT EQUAL TO THE FULL CUMULATIVE DIVIDENDS SHALL ALSO BE PAYABLE, IN SATISFACTION OF SUCH DIVIDEND OBLIGATION, UPON LIQUIDATION AS PROVIDED UNDER SECTION 3 HEREOF, AND UPON REDEMPTION AS PROVIDED UNDER SECTION 6 HEREOF. THE RECORD DATES FOR THE DETERMINATION OF HOLDERS OF SHARES OF SERIES B PREFERRED STOCK ENTITLED TO RECEIVE PAYMENT OF THE DIVIDENDS PAYABLE PURSUANT TO THIS SECTION 2 SHALL BE THE LAST DAY OF MARCH, JUNE, SEPTEMBER AND DECEMBER IN EACH YEAR (EACH, A "RECORD DATE") PRECEDING THE RELATED DIVIDEND PAYMENT DATE. THE FIRST RECORD DATE SHALL BE SEPTEMBER 30, 2002.

AMOUNTS PAYABLE. THE AMOUNT OF DIVIDENDS PAYABLE ON SERIES B PREFERRED STOCK ON EACH DIVIDEND PAYMENT DATE SHALL BE THE FULL CUMULATIVE DIVIDENDS WHICH ARE UNPAID THROUGH AND INCLUDING THE PRECEDING RECORD DATE. THE ISSUE DATE OF ANY ADDITIONAL PREFERRED SHARES PAID AS DIVIDENDS PURSUANT TO SECTION 2(A)(II) WILL BE THE RELEVANT RECORD DATE. DIVIDENDS THAT ARE NOT PAID FOR ANY REASON



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                                                                              71


WHATSOEVER ON A DIVIDEND PAYMENT DATE SHALL CUMULATE AT A RATE PER ANNUM EQUAL TO 12% OF THE LIQUIDATION VALUE FROM THE RECORD DATE IMMEDIATELY PRECEDING THE DIVIDEND PAYMENT DATE ON WHICH SUCH DIVIDENDS WERE PAYABLE UNTIL THE NEXT RECORD DATE IMMEDIATELY PRECEDING THE DIVIDEND PAYMENT DATE ON WHICH PAYMENT IS MADE (OR UPON LIQUIDATION OR REDEMPTION AS PROVIDED HEREIN) AND SHALL BE PAYABLE ON SUCH DIVIDEND PAYMENT DATE. HOLDERS OF SHARES OF SERIES B PREFERRED STOCK CALLED FOR REDEMPTION ON A REDEMPTION DATE FALLING BETWEEN THE CLOSE OF BUSINESS ON A RECORD DATE AND THE OPENING OF BUSINESS ON THE CORRESPONDING DIVIDEND PAYMENT DATE SHALL, IN LIEU OF BEING ENTITLED TO RECEIVE SUCH DIVIDEND PAYMENT ON THE DIVIDEND PAYMENT DATE FIXED THEREFOR, BE ENTITLED TO RECEIVE AN AMOUNT EQUAL TO SUCH DIVIDEND PAYMENT (CONSISTING OF ALL ACCUMULATED AND UNPAID DIVIDENDS THROUGH THE REDEMPTION DATE) ON THE DATE FIXED FOR REDEMPTION AS PART OF THE REDEMPTION PRICE AS PROVIDED IN SECTION 6(A) HERETO. HOLDERS OF SHARES OF SERIES B PREFERRED STOCK CONVERTED ON A DATE FALLING BETWEEN THE CLOSE OF BUSINESS ON A RECORD DATE AND THE OPENING OF BUSINESS ON THE CORRESPONDING DIVIDEND PAYMENT DATE SHALL NOT BE ENTITLED TO RECEIVE THE DIVIDEND PAYMENT ON SUCH DIVIDEND PAYMENT DATE, BUT SHALL INSTEAD BE PAID AS SPECIFIED IN SECTION 5(A) HERETO. IF FOR WHATEVER REASON ALL PAYMENTS HAVE NOT BEEN MADE WITH RESPECT TO ANY SHARE OF SERIES B PREFERRED STOCK AS REQUIRED BY SECTION 3 ON A DISTRIBUTION DATE OR ALL PAYMENTS HAVE NOT BEEN MADE WITH RESPECT TO ANY SHARE OF SERIES B PREFERRED STOCK AS REQUIRED BY SECTION 6 ON A REDEMPTION DATE (OTHER THAN BECAUSE OF A FAILURE BY THE HOLDER THEREOF TO TENDER SUCH SHARES FOR PAYMENT ON SUCH DATE), THEN, NOTWITHSTANDING ANY OTHER PROVISIONS HEREOF, DIVIDENDS SHALL CONTINUE TO ACCUMULATE ON SUCH OUTSTANDING SHARES UNTIL PAID.

WITHHOLDING. (A) THE CORPORATION SHALL HAVE THE RIGHT TO REQUEST THAT EACH HOLDER OF SERIES B PREFERRED STOCK PROVIDE TO THE CORPORATION A PROPERLY EXECUTED AND UPDATED FORM W-9, FORM W-8BEN, FORM W-8ECI OR FORM W-8EXP, AS APPLICABLE, UPON WHICH THE CORPORATION MAY RELY IN SATISFYING ITS WITHHOLDING OBLIGATIONS WITH RESPECT TO THE SERIES B PREFERRED STOCK.

                  (B) THE CORPORATION SHALL WITHHOLD FROM DIVIDENDS PAID ON THE SERIES B PREFERRED STOCK ANY AMOUNTS REQUIRED TO BE WITHHELD BY LAW. IN THE EVENT THAT ANY DIVIDENDS PAID IN THE FORM OF ADDITIONAL PREFERRED SHARES ARE SUBJECT TO WITHHOLDING, THE CORPORATION SHALL SATISFY ITS WITHHOLDING OBLIGATION BY EITHER (I) REQUIRING THE HOLDERS OF THE SERIES B PREFERRED STOCK TO PAY THE CORPORATION A CASH AMOUNT EQUAL TO THE CORPORATION'S WITHHOLDING OBLIGATION WITH RESPECT TO THE ADDITIONAL PREFERRED SHARE DIVIDEND OR (II) THE CORPORATION SHALL REDUCE THE NUMBER OF ADDITIONAL PREFERRED SHARES THAT THE CORPORATION DELIVERS TO THE HOLDER PURSUANT TO SECTION 2(A)(II)(B) OF THIS AGREEMENT BY THE NUMBER OF ADDITIONAL PREFERRED SHARES THAT HAVE AN AGGREGATE VALUE EQUAL TO THE AMOUNT OF THE WITHHOLDING OBLIGATION. FOR PURPOSES OF SATISFYING THE CORPORATION'S WITHHOLDING OBLIGATION PURSUANT TO THIS
         SECTION 2(A)(V), THE VALUE OF EACH ADDITIONAL PREFERRED SHARE SHALL BE DEEMED TO EQUAL THE LIQUIDATION VALUE OF SUCH ADDITIONAL PREFERRED SHARE.



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                  (C) IN THE EVENT THAT ANY ADJUSTMENT OF CONVERSION PRICE UNDER
         SECTION 5(D) GIVES RISE TO A DEEMED DIVIDEND FOR U.S. FEDERAL INCOME
         TAX PURPOSES, THE CORPORATION SHALL WITHHOLD FROM AMOUNTS ACTUALLY PAID ON THE SERIES B PREFERRED STOCK ANY AMOUNT NECESSARY FOR THE
         CORPORATION TO SATISFY ITS WITHHOLDING OBLIGATION WITH RESPECT TO SUCH DEEMED DIVIDEND.

DIVIDENDS ON COMMON STOCK. IN THE EVENT THAT (i) THE CORPORATION SHALL AT ANY TIME OR FROM TIME TO TIME DECLARE, ORDER, PAY OR MAKE A DIVIDEND OR OTHER DISTRIBUTION (WHETHER IN CASH, SECURITIES, RIGHTS TO PURCHASE SECURITIES OR OTHER PROPERTY) ON ITS COMMON STOCK AND (ii) SUCH DIVIDEND OR OTHER DISTRIBUTION EXCEEDS ON A PER SHARE COMMON STOCK EQUIVALENT BASIS THE AMOUNT PAYABLE ON A SHARE OF SERIES B PREFERRED STOCK ON THE DIVIDEND PAYMENT DATE IMMEDIATELY FOLLOWING THE DECLARATION OF SUCH DIVIDEND OR OTHER DISTRIBUTION ON THE COMMON STOCK, THE HOLDERS OF THE SERIES B PREFERRED STOCK SHALL RECEIVE, IN LIEU OF THE DIVIDEND PAYABLE UNDER SECTION 2(a) ON SUCH DIVIDEND PAYMENT DATE, FROM THE CORPORATION, WITH RESPECT TO EACH SHARE OF SERIES B PREFERRED STOCK HELD, A DIVIDEND OR DISTRIBUTION THAT IS THE SAME DIVIDEND OR DISTRIBUTION THAT WOULD BE RECEIVED BY A HOLDER OF THE NUMBER OF SHARES OF COMMON STOCK INTO WHICH SUCH SHARE OF SERIES B PREFERRED STOCK IS CONVERTIBLE PURSUANT TO THE PROVISIONS OF
SECTION 5 HEREOF ON THE RECORD DATE FOR SUCH DIVIDEND OR DISTRIBUTION WITH RESPECT TO COMMON STOCK; PROVIDED, HOWEVER, THAT IF SUCH DIVIDEND OR DISTRIBUTION ON THE COMMON STOCK WOULD HAVE RESULTED IN AN ADJUSTMENT TO THE CONVERSION PRICE PURSUANT TO SECTION 5(d)(i) (BUT FOR THE LAST SENTENCE OF
SECTION 5(d)(i)), THE CORPORATION SHALL ALSO PAY TO THE HOLDERS OF THE SERIES B PREFERRED STOCK THE DIVIDEND PAYABLE UNDER SECTION 2(a) ON SUCH DIVIDEND PAYMENT DATE. ANY SUCH DIVIDEND OR DISTRIBUTION SHALL BE DECLARED, ORDERED, PAID OR MADE ON THE SERIES B PREFERRED STOCK AT THE SAME TIME SUCH DIVIDEND OR DISTRIBUTION IS DECLARED, ORDERED, PAID OR MADE ON THE COMMON STOCK.

LIMITATION ON DIVIDENDS, REPURCHASES AND REDEMPTIONS. SO LONG AS ANY SHARE OF SERIES B PREFERRED STOCK SHALL BE OUTSTANDING, THE CORPORATION SHALL NOT DECLARE OR PAY OR SET APART FOR PAYMENT ANY DIVIDENDS OR MAKE ANY OTHER DISTRIBUTIONS ON ANY JUNIOR SECURITIES, WHETHER IN CASH, SECURITIES, RIGHTS TO PURCHASE SECURITIES OR OTHER PROPERTY (OTHER THAN DIVIDENDS OR DISTRIBUTIONS PAYABLE IN SHARES OF THE CLASS OR SERIES UPON WHICH SUCH DIVIDENDS OR DISTRIBUTIONS ARE DECLARED OR PAID), NOR SHALL THE CORPORATION OR ANY OF ITS SUBSIDIARIES PURCHASE, REDEEM OR OTHERWISE ACQUIRE FOR ANY CONSIDERATION OR MAKE PAYMENT ON ACCOUNT OF THE PURCHASE, REDEMPTION OR OTHER RETIREMENT OF ANY PARITY SECURITIES OR JUNIOR SECURITIES, NOR SHALL ANY MONIES BE PAID OR MADE AVAILABLE FOR A SINKING FUND FOR THE PURCHASE OR REDEMPTION OF ANY PARITY SECURITIES OR JUNIOR SECURITIES, UNLESS WITH RESPECT TO ALL OF THE FOREGOING ALL DIVIDENDS OR OTHER DISTRIBUTIONS TO WHICH THE HOLDERS OF SERIES B PREFERRED STOCK SHALL HAVE BEEN ENTITLED, PURSUANT TO SECTION 2(a) HEREOF, SHALL HAVE BEEN PAID OR DECLARED; PROVIDED, HOWEVER, THAT THE CORPORATION MAY ONLY DECLARE, PAY OR SET APART FOR PAYMENT CASH DIVIDENDS, OR MAKE ANY OTHER DISTRIBUTIONS IN CASH (INCLUDING ANY PURCHASE, REDEMPTION OR ACQUISITION OF ANY JUNIOR SECURITIES), ON ANY JUNIOR SECURITIES ON ANY PAYMENT DATE, OR IN RESPECT OF ANY RECORD DATE THEREFOR, IF THE DIVIDENDS PAYABLE TO THE



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HOLDERS OF SERIES B PREFERRED STOCK ON A DIVIDEND PAYMENT DATE RELATING TO THE
RECORD DATE IMMEDIATELY PRECEDING SUCH CASH PAYMENT OR DISTRIBUTION (INCLUDING ANY PURCHASE, REDEMPTION OR ACQUISITION) HAVE BEEN PAID IN CASH, OR HAVE BEEN DECLARED AND A SUM OF CASH HAS BEEN SET APART FOR THE FULL PAYMENT THEREOF; PROVIDED, FURTHER, THAT THE CORPORATION SHALL NOT MAKE ANY SUCH CASH PAYMENT OR DISTRIBUTION (INCLUDING ANY PURCHASE, REDEMPTION OR ACQUISITION) IN RESPECT OF ANY JUNIOR SECURITIES IN EXCESS OF $10 MILLION DURING ANY TWELVE (12) MONTH PERIOD WITHOUT THE WRITTEN CONSENT OF HOLDERS OF TWO-THIRDS OF THE THEN OUTSTANDING SHARES OF SERIES B PREFERRED STOCK. IN NO EVENT SHALL THE COMPANY MAKE ANY CASH PAYMENT OR DISTRIBUTION (INCLUDING ANY PURCHASE, REDEMPTION OR ACQUISITION) IN RESPECT OF JUNIOR SECURITIES THAT WOULD, ON A PRO FORMA BASIS, RESULT IN THE CORPORATION'S BEING PROHIBITED FROM PAYING CASH DIVIDENDS ON THE SERIES B PREFERRED STOCK UNDER THE TERMS OF THE CREDIT AGREEMENT OR ANY OTHER AGREEMENT.

PRO RATA PAYMENTS. IN THE EVENT THAT FULL DIVIDENDS ARE NOT PAID OR MADE AVAILABLE TO THE HOLDERS OF ALL OUTSTANDING SHARES OF SERIES B PREFERRED STOCK AND OF ANY PARITY SECURITIES AND FUNDS AVAILABLE FOR PAYMENT OF DIVIDENDS SHALL BE INSUFFICIENT TO PERMIT PAYMENT IN FULL TO HOLDERS OF ALL SUCH STOCK OF THE FULL PREFERENTIAL AMOUNTS TO WHICH THEY ARE THEN ENTITLED, THEN THE ENTIRE AMOUNT AVAILABLE FOR PAYMENT OF DIVIDENDS SHALL BE DISTRIBUTED RATABLY AMONG ALL SUCH HOLDERS OF SERIES B PREFERRED STOCK AND OF ANY PARITY SECURITIES IN PROPORTION TO THE FULL AMOUNT TO WHICH THEY WOULD OTHERWISE BE RESPECTIVELY ENTITLED.

PREFERENCE ON LIQUIDATION.

                           (a) LIQUIDATION PREFERENCE FOR SERIES B PREFERRED
STOCK. IN THE EVENT THAT THE CORPORATION SHALL LIQUIDATE, DISSOLVE OR WIND UP, WHETHER VOLUNTARILY OR INVOLUNTARILY, NO DISTRIBUTION SHALL BE MADE TO THE HOLDERS OF SHARES OF COMMON STOCK OR OTHER JUNIOR SECURITIES (AND NO MONIES SHALL BE SET APART FOR SUCH PURPOSE) UNLESS, PRIOR THERETO, THE HOLDERS OF SHARES OF SERIES B PREFERRED STOCK SHALL HAVE RECEIVED AN AMOUNT PER SHARE EQUAL TO THE GREATER OF (i) THE SUM OF (x) THE LIQUIDATION VALUE, PLUS (y) ALL ACCRUED BUT UNPAID DIVIDENDS THEREON THROUGH THE DATE OF DISTRIBUTION AND (ii) THE RATABLE DISTRIBUTIONS DETERMINED WITH RESPECT TO THE HOLDERS OF SERIES B PREFERRED STOCK, ANY OTHER SECURITIES CONVERTIBLE INTO, EXCHANGEABLE FOR OR EXERCISABLE FOR COMMON STOCK AND COMMON STOCK ON THE BASIS OF THE NUMBER OF SHARES OF COMMON STOCK INTO WHICH SUCH SERIES B PREFERRED STOCK COULD BE CONVERTED PURSUANT TO THE PROVISIONS OF SECTION 5 HEREOF IMMEDIATELY PRIOR TO SUCH DISTRIBUTION (THE GREATER OF (i) AND (ii) ABOVE IS HEREIN REFERRED TO AS THE "SERIES B LIQUIDATION PREFERENCE"). THE "LIQUIDATION VALUE" MEANS $1,000 PER SHARE WITH RESPECT TO THE SERIES B PREFERRED STOCK.

PRO RATA PAYMENTS. IF, UPON ANY SUCH LIQUIDATION, DISSOLUTION OR OTHER WINDING UP OF THE AFFAIRS OF THE CORPORATION, THE ASSETS OF THE CORPORATION SHALL BE INSUFFICIENT TO PERMIT THE PAYMENT IN FULL OF THE SERIES B LIQUIDATION PREFERENCE FOR EACH SHARE OF SERIES B PREFERRED STOCK THEN OUTSTANDING AND THE FULL LIQUIDATING PAYMENTS ON ALL PARITY SECURITIES, THEN THE ASSETS OF THE CORPORATION REMAINING SHALL BE RATABLY DISTRIBUTED AMONG THE HOLDERS OF SERIES B PREFERRED



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                                                                              74


STOCK AND OF ANY PARITY SECURITIES IN PROPORTION TO THE FULL AMOUNTS TO WHICH THEY WOULD OTHERWISE BE RESPECTIVELY ENTITLED IF ALL AMOUNTS THEREON WERE PAID IN FULL.

SALE NOT A LIQUIDATION. NEITHER THE VOLUNTARY SALE, CONVEYANCE, EXCHANGE OR TRANSFER (FOR CASH, SHARES OF STOCK, SECURITIES OR OTHER CONSIDERATION) OF ALL OR SUBSTANTIALLY ALL THE PROPERTY OR ASSETS OF THE CORPORATION NOR THE CONSOLIDATION, MERGER OR OTHER BUSINESS COMBINATION OF THE CORPORATION WITH OR INTO ONE OR MORE CORPORATIONS SHALL BE DEEMED TO BE A LIQUIDATION, DISSOLUTION OR WINDING-UP, VOLUNTARY OR INVOLUNTARY, OF THE CORPORATION.

NOTICE OF LIQUIDATION. WRITTEN NOTICE OF ANY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION, STATING THE PAYMENT DATE OR DATES WHEN AND THE PLACE OR PLACES WHERE AMOUNTS DISTRIBUTABLE IN SUCH CIRCUMSTANCES SHALL BE PAYABLE, SHALL BE GIVEN BY FIRST-CLASS MAIL, POSTAGE PREPAID, NOT LESS THAN THIRTY (30) CALENDAR DAYS PRIOR TO ANY PAYMENT DATE SPECIFIED THEREIN, TO THE HOLDERS OF RECORD OF THE SERIES B PREFERRED STOCK AT THEIR RESPECTIVE ADDRESSES AS SHALL APPEAR ON THE RECORDS OF THE CORPORATION.

VOTING RIGHTS.

RIGHT TO VOTE. THE HOLDERS OF RECORD OF SHARES OF SERIES B PREFERRED STOCK SHALL VOTE TOGETHER WITH THE HOLDERS OF RECORD OF SHARES OF COMMON STOCK AND THE HOLDERS OF RECORD OF SHARES OF SERIES A PREFERRED STOCK AS A SINGLE CLASS ON ALL ACTIONS TO BE VOTED ON BY THE STOCKHOLDERS OF THE CORPORATION, OTHER THAN THE ELECTION OF DIRECTORS.

COMPUTATION. WHEN VOTING TOGETHER WITH THE COMMON STOCK AND THE SERIES A PREFERRED STOCK, EACH SHARE OF SERIES B PREFERRED STOCK SHALL ENTITLE THE HOLDER THEREOF TO SUCH NUMBER OF VOTES PER SHARE ON EACH SUCH ACTION AS SHALL EQUAL THE NUMBER OF SHARES OF COMMON STOCK (EXCLUDING FRACTIONS OF A SHARE) INTO WHICH EACH SHARE OF SERIES B PREFERRED STOCK IS CONVERTIBLE ON THE RECORD DATE FOR SUCH STOCKHOLDER VOTE. THE HOLDERS OF SERIES B PREFERRED STOCK SHALL BE ENTITLED TO NOTICE OF ANY STOCKHOLDER'S MEETING IN ACCORDANCE WITH THE BY-LAWS OF THE CORPORATION.

CONVERSION. THE HOLDERS OF SHARES OF SERIES B PREFERRED STOCK SHALL HAVE THE RIGHT TO CONVERT ALL OR A PORTION OF SUCH SHARES TO FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK AS FOLLOWS:

                           (a) RIGHT TO CONVERT. SUBJECT TO AND UPON COMPLIANCE
WITH THE PROVISIONS OF THIS SECTION 5, A HOLDER OF SHARES OF SERIES B PREFERRED STOCK SHALL HAVE THE RIGHT, AT THE OPTION OF SUCH HOLDER, AT ANY TIME, TO CONVERT ANY OR ALL OF SUCH SHARES INTO THE NUMBER OF FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK (CALCULATED AS TO EACH CONVERSION ROUNDED DOWN TO THE NEAREST 1/100TH OF A SHARE) OBTAINED BY DIVIDING (x) THE AGGREGATE LIQUIDATION VALUE OF THE SHARES TO BE CONVERTED BY (y) THE CONVERSION PRICE AND BY SURRENDER OF SUCH SHARES, SUCH SURRENDER TO BE MADE IN THE MANNER PROVIDED IN PARAGRAPH (b) OF THIS SECTION 5; PROVIDED, HOWEVER, THAT NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, AT THE CORPORATION'S OPTION AND WITH THE CONSENT OF (A) THE HOLDER OF THE



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                                                                              75


SHARES OF SERIES B PREFERRED STOCK SUBMITTED FOR CONVERSION AND (B) THE HOLDERS OF TWO-THIRDS OF THE THEN OUTSTANDING SHARES OF SERIES B PREFERRED STOCK, IN LIEU OF ISSUING COMMON STOCK TO SUCH HOLDER UPON SUCH CONVERSION OF ANY PORTION OF THE SURRENDERED SHARES, THE CORPORATION MAY DELIVER TO SUCH HOLDER CASH EQUAL TO THE FAIR MARKET VALUE MULTIPLIED BY THE NUMBER OF SHARES OF COMMON STOCK INTO WHICH SUCH CONVERTED SHARES OF SERIES B PREFERRED STOCK WOULD HAVE BEEN CONVERTED. ALL ACCRUED BUT UNPAID DIVIDENDS ON THE SHARES OF SERIES B PREFERRED STOCK BEING CONVERTED, THROUGH AND INCLUDING THE CONVERSION DATE, SHALL BE PAYABLE IN EITHER (i) CASH OR (ii) THE NUMBER OF SHARES OF COMMON STOCK EQUAL TO THE AMOUNT OF SUCH ACCRUED BUT UNPAID DIVIDENDS DIVIDED BY THE FAIR MARKET VALUE, AT THE OPTION OF THE CORPORATION. THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SHARES OF SERIES B PREFERRED STOCK, WHEN SUCH COMMON STOCK SHALL BE ISSUED IN ACCORDANCE WITH THE TERMS HEREOF, IS HEREBY DECLARED TO BE AND SHALL BE DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE COMMON STOCK.

MECHANICS OF CONVERSION. EACH HOLDER OF SERIES B PREFERRED STOCK THAT DESIRES TO CONVERT THE SAME SHALL SURRENDER THE CERTIFICATE OR CERTIFICATES THEREFOR, DULY ENDORSED, AT THE PRINCIPAL OFFICE OF THE CORPORATION OR OF ANY TRANSFER AGENT FOR THE SERIES B PREFERRED STOCK, ACCOMPANIED BY (A) WRITTEN NOTICE TO THE CORPORATION (x) STATING THEREIN THAT SUCH HOLDER ELECTS TO CONVERT THE SAME AND
(y) STATING THEREIN THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK BEING CONVERTED, AND (z) IF THE NAME OR NAMES IN WHICH SUCH HOLDER WISHES THE CERTIFICATE OR CERTIFICATES FOR SHARES OF COMMON STOCK (IF ANY) TO BE ISSUED SHALL BE DIFFERENT THAN THAT OF SUCH HOLDER, SETTING FORTH SUCH NAME OR NAMES, AND (B) IN THE CASE OF SUBSECTION (A)(z) OF THIS SECTION 5(b), A MEDALLION GUARANTEE OF SIGNATURE AND AN EXECUTED AND CERTIFIED CORPORATE RESOLUTION AUTHORIZING THE ISSUANCE IN SUCH NAME OR NAMES IN THE CASE OF ANY HOLDER THAT IS NOT A NATURAL PERSON, (THE DATE OF RECEIPT OF SUCH SURRENDER AND NOTICE BEING HEREIN CALLED THE "CONVERSION DATE"). THEREUPON, TO THE EXTENT SUCH CONVERSION ENTITLES THE HOLDER TO RECEIVE SHARES OF COMMON STOCK, THE CORPORATION SHALL ISSUE AND DELIVER AT SUCH OFFICE ON THE FIFTH (5TH) SUCCEEDING BUSINESS DAY AFTER A COMPLETE NOTICE (INCLUDING ANY REQUIRED ACCOMPANYING RESOLUTIONS) AND A PROPERLY ENDORSED CERTIFICATE OR CERTIFICATES HAVE BEEN DELIVERED PURSUANT TO THIS SECTION 5(b) (UNLESS SUCH CONVERSION IS IN CONNECTION WITH AN UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK, IN WHICH EVENT CONCURRENTLY WITH SUCH CONVERSION OR UNLESS THE HOLDER HAS CONSENTED TO A CONVERSION IN CASH BUT THE REQUISITE CONSENTS ARE NOT OBTAINED, IN WHICH EVENT ON THE FIFTEENTH (15TH) SUCCEEDING BUSINESS DAY) TO SUCH HOLDER OR ON SUCH HOLDER'S WRITTEN ORDER, (i) A CERTIFICATE OR CERTIFICATES FOR THE NUMBER OF VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE FULL SHARES OF COMMON STOCK TO WHICH SUCH HOLDER IS ENTITLED AND
(II) IF LESS THAN THE FULL NUMBER OF SHARES OF SERIES B PREFERRED STOCK EVIDENCED BY THE SURRENDERED CERTIFICATE OR CERTIFICATES ARE BEING CONVERTED, A NEW CERTIFICATE OR CERTIFICATES, OF LIKE TENOR, FOR THE NUMBER OF SHARES EVIDENCED BY SUCH SURRENDERED CERTIFICATE OR CERTIFICATES LESS THE NUMBER OF SHARES CONVERTED. ANY CASH PAYMENT MADE BY THE CORPORATION IN RESPECT OF A



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                                                                              76


CONVERSION SHALL BE PAID ON THE BUSINESS DAY FOLLOWING THE DAY ON WHICH THE REQUISITE CONSENTS HAVE BEEN OBTAINED.

                           Each conversion shall be deemed to have been effected
immediately prior to the close of business on the Conversion Date with respect to the shares to be converted (except that if such conversion is in connection with an underwritten public offering of Common Stock, then such conversion shall be deemed to have been effected upon such surrender) so that the rights of the holder thereof as to the shares being converted shall cease at such time except for the right to receive shares of Common Stock or cash, as applicable, and the person receiving shares of Common Stock upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

CONDITIONAL CONVERSION. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IF CONVERSION OF ANY SHARES OF SERIES B PREFERRED STOCK IS TO BE MADE IN CONNECTION WITH A PUBLIC OFFERING OF COMMON STOCK OR ANY TRANSACTION DESCRIBED IN SECTION 5(d)(iii) HEREOF, THE CONVERSION OF ANY SHARES OF SERIES B PREFERRED STOCK MAY, AT THE ELECTION OF THE HOLDER THEREOF, BE CONDITIONED UPON THE CONSUMMATION OF THE PUBLIC OFFERING OR SUCH TRANSACTION, IN WHICH CASE SUCH CONVERSION SHALL NOT BE DEEMED TO BE EFFECTIVE UNTIL THE CONSUMMATION OF SUCH PUBLIC OFFERING OR TRANSACTION.

ADJUSTMENT OF THE CONVERSION PRICE. THE CONVERSION PRICE SHALL BE ADJUSTED FROM TIME TO TIME AS FOLLOWS:

                  (i) ADJUSTMENT FOR STOCK DIVIDENDS, SPLITS AND COMBINATIONS. IF THE CORPORATION AT ANY TIME OR FROM TIME TO TIME AFTER THE ISSUE DATE, PAYS A STOCK DIVIDEND IN SHARES OF COMMON STOCK, EFFECTS A SUBDIVISION OF THE OUTSTANDING COMMON STOCK, COMBINES THE OUTSTANDING SHARES OF COMMON STOCK, OR ISSUES BY RECLASSIFICATION OF SHARES OF ITS COMMON STOCK ANY SHARES OF CAPITAL STOCK OF THE CORPORATION, THEN, IN EACH SUCH CASE, THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH EVENT SHALL BE ADJUSTED SO THAT EACH HOLDER OF SHARES OF SERIES B PREFERRED STOCK SHALL HAVE THE RIGHT TO CONVERT ITS SHARES OF SERIES B PREFERRED STOCK INTO THE NUMBER OF SHARES OF COMMON STOCK WHICH IT WOULD HAVE OWNED AFTER THE EVENT HAD SUCH SHARES OF SERIES B PREFERRED STOCK BEEN CONVERTED IMMEDIATELY BEFORE THE HAPPENING OF SUCH EVENT. ANY ADJUSTMENT UNDER THIS SECTION 5(D)(I) SHALL BECOME EFFECTIVE RETROACTIVELY IMMEDIATELY AFTER THE RECORD DATE IN THE CASE OF A DIVIDEND AND SHALL BECOME EFFECTIVE IMMEDIATELY AFTER THE EFFECTIVE DATE IN THE CASE OF AN ISSUANCE, SUBDIVISION, COMBINATION OR RECLASSIFICATION. IF THE CORPORATION PAYS A STOCK DIVIDEND IN SHARES OF COMMON STOCK AND THE HOLDERS OF THE SERIES B PREFERRED STOCK RECEIVED SUCH STOCK DIVIDEND PURSUANT TO SECTION 2(B) HEREOF, THE CONVERSION PRICE SHALL NOT BE ADJUSTED FOR SUCH DIVIDEND UNDER THIS SECTION 5(D)(I).

ISSUANCE OF ADDITIONAL SHARES OF STOCK. IF THE CORPORATION SHALL ISSUE OR SELL, WHETHER DIRECTLY OR INDIRECTLY, INCLUDING BY ASSUMPTION IN A MERGER IN WHICH THE CORPORATION IS THE SURVIVING CORPORATION, ANY ADDITIONAL SHARES OF STOCK (OTHER



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THAN UPON THE CONVERSION, EXERCISE OR EXCHANGE OF A DERIVATIVE SECURITY IN
ACCORDANCE WITH ITS TERMS) IN EXCHANGE FOR CONSIDERATION IN AN AMOUNT PER ADDITIONAL SHARE OF STOCK LESS THAN (1) IN THE CASE OF AN ISSUANCE OR SALE ON OR PRIOR TO DECEMBER 31, 2003, THE GREATER OF (I) THE FAIR MARKET VALUE (DETERMINED AT THE TIME OF SUCH ISSUANCE OR SALE EXCEPT AS OTHERWISE PROVIDED HEREIN) AND
(II) THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ISSUANCE OR SALE OR (2) AT ANY TIME AFTER DECEMBER 31, 2003, THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ISSUANCE OR SALE, THEN THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ISSUANCE OR SALE OF SUCH ADDITIONAL SHARES OF STOCK (THE "ADJUSTMENT EVENT") SHALL BE ADJUSTED TO EQUAL THE PRICE DETERMINED BY MULTIPLYING SUCH CONVERSION PRICE BY A FRACTION, OF WHICH:

                           (X) THE NUMERATOR SHALL BE (1) THE NUMBER OF SHARES
                  OF COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO SUCH ADJUSTMENT EVENT PLUS (2) THE NUMBER OF SHARES OF COMMON STOCK WHICH THE AGGREGATE AMOUNT OF CONSIDERATION, IF ANY, RECEIVED BY THE CORPORATION FOR THE TOTAL NUMBER OF ADDITIONAL SHARES OF STOCK WOULD PURCHASE AT THE GREATER OF (I) THE MARKET PRICE PER SHARE OF THE COMMON STOCK IN EFFECT IMMEDIATELY PRIOR TO SUCH ADJUSTMENT EVENT OR (II) THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ADJUSTMENT EVENT, AND

                           (Y) THE DENOMINATOR SHALL BE THE NUMBER OF SHARES OF
                  COMMON STOCK OUTSTANDING IMMEDIATELY AFTER SUCH ADJUSTMENT EVENT;

                                    provided, however, that such adjustment
                                    shall be made only if the Conversion Price determined from such adjustment shall be less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Stock. The provisions of this Section 5(d)(ii) shall not apply to any issuance of Additional Shares of Stock for which an adjustment is provided under
                                    Section 5(d)(i), 5(d)(iii) or 5(d)(iv).

                  (III) ISSUANCE OF DERIVATIVE SECURITIES. IF THE CORPORATION SHALL ISSUE OR SELL, WHETHER DIRECTLY OR INDIRECTLY, INCLUDING BY ASSUMPTION IN A MERGER IN WHICH THE CORPORATION IS THE SURVIVING CORPORATION, ANY DERIVATIVE SECURITY (OTHER THAN UPON THE CONVERSION, EXERCISE OR EXCHANGE OF ANOTHER DERIVATIVE SECURITY IN ACCORDANCE WITH ITS TERMS) IN EXCHANGE FOR CONSIDERATION (ON A PER SHARE COMMON STOCK BASIS BASED ON THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION, EXERCISE OR EXCHANGE OF SUCH DERIVATIVE SECURITY) LESS THAN
         (1) IN THE CASE OF AN ISSUANCE OR SALE ON OR PRIOR TO DECEMBER 31, 2003, THE GREATER OF (I) THE FAIR MARKET VALUE (DETERMINED AT THE TIME OF SUCH ISSUANCE OR SALE EXCEPT AS OTHERWISE PROVIDED HEREIN) AND (II) THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ISSUANCE OR SALE OR (2) AT ANY TIME AFTER DECEMBER 31, 2003, THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ISSUANCE OR SALE, THEN THE CONVERSION PRICE SHALL BE ADJUSTED AS PROVIDED IN SECTION 5(D)(II), EXCEPT THAT "ADJUSTMENT EVENT" SHALL MEAN



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         SUCH ISSUANCE OR SALE AND THE DENOMINATOR SHALL INCLUDE THE MAXIMUM
         NUMBER OF SHARES OF COMMON STOCK THAT COULD BE ISSUED UPON CONVERSION, EXERCISE OR EXCHANGE OF SUCH DERIVATIVE SECURITY. IF ANY ISSUANCE OR SALE OF A DERIVATIVE SECURITY IS MADE UPON THE CONVERSION, EXERCISE OR EXCHANGE OF ANY OTHER DERIVATIVE SECURITY IN ACCORDANCE WITH ITS TERMS FOR WHICH ADJUSTMENTS OF THE CONVERSION PRICE HAVE BEEN OR ARE TO BE MADE PURSUANT TO THIS OR ANY OTHER PROVISION OF THIS SECTION 5(D), NO FURTHER ADJUSTMENTS OF CONVERSION PRICE SHALL BE MADE BY REASON OF SUCH ISSUANCE OR SALE;

                                    provided, however, that such adjustment
                                    shall be made only if the Conversion Price determined from such adjustment shall be less than the Conversion Price in effect immediately prior to the issuance of such Derivative Security. The provisions of this
                                    Section 5(d)(iii) shall not apply to any issuance of any Derivative Security for which an adjustment is provided under
                                    Section 5(d)(i), 5(d)(ii) or 5(d)(iv) or any
                                    Derivative Security sold in an underwritten registered public offering.

                  (IV) REORGANIZATION, RECLASSIFICATION, MERGER OR CONSOLIDATION. IF THE CORPORATION SHALL AT ANY TIME REORGANIZE OR RECLASSIFY THE OUTSTANDING SHARES OF COMMON STOCK (OTHER THAN A CHANGE IN PAR VALUE, OR FROM NO PAR VALUE TO PAR VALUE, OR FROM PAR VALUE TO NO PAR VALUE, OR AS A RESULT OF A SUBDIVISION OR COMBINATION) OR CONSOLIDATE WITH OR MERGE INTO ANOTHER CORPORATION (WHERE THE CORPORATION IS NOT THE CONTINUING CORPORATION AFTER SUCH MERGER OR CONSOLIDATION), THE SERIES B PREFERRED STOCK NOT REDEEMED PURSUANT TO
         SECTION 6(C) HERETO SHALL AUTOMATICALLY BECOME CONVERTIBLE INTO THE SAME KIND AND NUMBER OF SHARES OF STOCK AND OTHER SECURITIES, CASH OR OTHER PROPERTY (AND UPON THE SAME TERMS AND WITH THE SAME RIGHTS) AS WOULD HAVE BEEN RECEIVABLE BY A HOLDER OF THE NUMBER OF SHARES OF COMMON STOCK INTO WHICH SUCH SHARES OF SERIES B PREFERRED STOCK COULD HAVE BEEN CONVERTED IMMEDIATELY PRIOR TO SUCH REORGANIZATION, RECLASSIFICATION, CONSOLIDATION OR MERGER. THE CONVERSION PRICE UPON SUCH CONVERSION SHALL BE THE CONVERSION PRICE THAT WOULD OTHERWISE BE IN EFFECT PURSUANT TO THE TERMS HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE CORPORATION WILL NOT EFFECT ANY SUCH REORGANIZATION, RECLASSIFICATION, MERGER OR CONSOLIDATION UNLESS PRIOR TO THE CONSUMMATION THEREOF, THE CORPORATION WHICH MAY BE REQUIRED TO DELIVER ANY STOCK, SECURITIES, CASH OR OTHER PROPERTY UPON THE CONVERSION OF THE SERIES B PREFERRED STOCK SHALL AGREE BY AN INSTRUMENT IN WRITING TO DELIVER SUCH STOCK, SECURITIES, CASH OR OTHER PROPERTY TO THE HOLDERS OF THE SERIES B PREFERRED STOCK. A SALE, TRANSFER OR LEASE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE CORPORATION TO ANOTHER PERSON SHALL BE DEEMED A REORGANIZATION, RECLASSIFICATION, CONSOLIDATION OR MERGER FOR THE FOREGOING PURPOSES.

                  (V) EXCEPTIONS TO ADJUSTMENT OF CONVERSION PRICE. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE CORPORATION SHALL NOT MAKE ANY ADJUSTMENT OF THE CONVERSION PRICE (A) IN THE CASE OF THE ISSUANCE OF



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                                                                              79


         SHARES OF COMMON STOCK (1) ON ANY CONVERSION OF SHARES OF SERIES B PREFERRED STOCK, (2) PURSUANT TO STOCK OPTIONS OR OTHER EQUITY INCENTIVE PLANS FOR EMPLOYEES, OFFICERS AND/OR DIRECTORS OF THE CORPORATION OR (3) PURSUANT TO THE TERMS OF ANY OTHER SECURITIES OUTSTANDING ON THE ISSUE DATE, (B) IN THE CASE OF THE ISSUANCE OF ADDITIONAL PREFERRED SHARES AS DIVIDENDS ON SERIES B PREFERRED STOCK,
         (C) IN THE CASE OF THE ISSUANCE OF PARITY SECURITIES AS DIVIDENDS ON PARITY SECURITIES OR (D) IN THE CASE OF THE ISSUANCE OR SALE (WHETHER DIRECTLY OR INDIRECTLY, INCLUDING BY ASSUMPTION IN A MERGER IN WHICH THE CORPORATION IS THE SURVIVING CORPORATION) AT ANY TIME, AND FROM TIME TO TIME, ON OR PRIOR TO DECEMBER 31, 2003, OF UP TO AN AGGREGATE OF 10,000,000 ADDITIONAL SHARES OF STOCK (INCLUDING SUCH NUMBER OF DERIVATIVE SECURITIES CONVERTIBLE, EXERCISABLE OR EXCHANGEABLE INTO OR FOR UP TO 10,000,000 SHARES OF COMMON STOCK) IN EXCHANGE FOR CONSIDERATION IN AN AMOUNT PER ADDITIONAL SHARE OF STOCK (OR, IN THE CASE OF DERIVATIVE SECURITIES, CONSIDERATION ON A PER SHARE OF COMMON STOCK BASIS BASED ON THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION, EXERCISE OR EXCHANGE OF SUCH DERIVATIVE SECURITIES) EQUAL TO OR GREATER THAN THE FAIR MARKET VALUE (DETERMINED AT THE TIME OF SUCH ISSUANCE OR SALE EXCEPT AS OTHERWISE PROVIDED HEREIN AND EXCLUDING ANY UNDERWRITERS' FEES OR DISCOUNTS).

                  (VI) CHALLENGE TO GOOD FAITH DETERMINATION. WHENEVER THE BOARD OF DIRECTORS OF THE CORPORATION SHALL BE REQUIRED TO MAKE A DETERMINATION IN GOOD FAITH OF THE FAIR VALUE OF ANY ITEM UNDER THIS
         SECTION 5(D), SUCH DETERMINATION MAY BE CHALLENGED IN GOOD FAITH BY THE HOLDERS OF TWO-THIRDS OF THE SERIES B PREFERRED STOCK AND ANY DISPUTE SHALL BE RESOLVED BY AN INVESTMENT BANKING FIRM OF RECOGNIZED NATIONAL STANDING SELECTED BY THE CORPORATION. THE FEES OF SUCH INVESTMENT BANKER SHALL BE BORNE BY SUCH HOLDERS UNLESS SUCH INVESTMENT BANKER'S CALCULATION RESULTS IN A DOWNWARD ADJUSTMENT OF THE CONVERSION PRICE EXCEEDING 110% OF THE ADJUSTMENT MADE IN ACCORDANCE WITH THE CORPORATION'S CALCULATION, IN WHICH CASE SUCH FEES SHALL BE PAID BY THE CORPORATION.

                  (VII) CONVENTIONS.

                  (A) COMPUTATION OF CONSIDERATION. TO THE EXTENT THAT ANY ADDITIONAL SHARES OF STOCK OR DERIVATIVE SECURITY SHALL BE ISSUED FOR CASH CONSIDERATION, THE CONSIDERATION RECEIVED BY THE CORPORATION THEREFOR SHALL BE THE AMOUNT OF THE CASH RECEIVED BY THE CORPORATION THEREFOR (OR, IF SOLD TO DEALERS OR UNDERWRITERS IN CONNECTION WITH A PUBLIC OFFERING, THE INITIAL PUBLIC OFFERING PRICE THEREFOR BUT EXCLUDING ANY ACCRUED DIVIDENDS OR INTEREST) WHICH SHALL BE DEEMED TO INCLUDE, IN THE CASE OF ANY DERIVATIVE SECURITY, ANY ADDITIONAL AMOUNT PAYABLE TO THE CORPORATION UPON CONVERSION, EXERCISE OR EXCHANGE THEREOF. TO THE EXTENT THAT SUCH ISSUANCE SHALL BE FOR A CONSIDERATION OTHER THAN CASH, THEN EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED, THE AMOUNT OF SUCH CONSIDERATION SHALL BE DEEMED TO BE THE FAIR VALUE OF SUCH CONSIDERATION AT THE TIME OF SUCH ISSUANCE AS DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS OF THE



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                                                                              80


         CORPORATION. IN CASE OF THE ISSUANCE OF ANY ADDITIONAL SHARES OF STOCK OR DERIVATIVE SECURITY IN CONNECTION WITH ANY MERGER IN WHICH THE CORPORATION ISSUES ANY SECURITIES, THE AMOUNT OF CONSIDERATION THEREFOR SHALL BE DEEMED TO BE THE FAIR VALUE, AS DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS OF THE CORPORATION, OF SUCH PORTION OF THE ASSETS AND BUSINESS OF THE NONSURVIVING CORPORATION AS SUCH BOARD IN GOOD FAITH SHALL DETERMINE TO BE ATTRIBUTABLE TO SUCH ADDITIONAL SHARE OF STOCK OR DERIVATIVE SECURITY, AS THE CASE MAY BE. IN CASE OF THE ISSUANCE AT ANY TIME OF ANY ADDITIONAL SHARES OF STOCK IN PAYMENT OR SATISFACTION OF ANY DIVIDENDS OR INTEREST UPON ANY CLASS OF STOCK OTHER THAN COMMON STOCK, THE CORPORATION SHALL BE DEEMED TO HAVE RECEIVED FOR SUCH ADDITIONAL SHARES OF STOCK A CONSIDERATION EQUAL TO THE AMOUNT OF SUCH DIVIDEND SO PAID OR SATISFIED.

                  (B) DATE OF DETERMINATION. IN DETERMINING THE FAIR MARKET VALUE UNDER SECTION 5(D), THE FAIR MARKET VALUE WILL BE DETERMINED AT THE TIME OF THE ISSUANCE OR SALE OF THE ADDITIONAL SHARES OF STOCK OR DERIVATIVE SECURITY OR IF SUCH ISSUANCE OR SALE IS PURSUANT TO A BINDING AGREEMENT ENTERED INTO BY THE CORPORATION, THE DATE OF SUCH BINDING AGREEMENT (UNLESS THE PRICE CONTAINED IN SUCH AGREEMENT IS TIED TO A VALUATION OF THE COMMON STOCK ON ANOTHER DATE, IN WHICH CASE SUCH DATE WILL BE USED TO DETERMINE THE FAIR MARKET VALUE).

                  (C) SUPERSEDING ADJUSTMENTS. IF, AT ANY TIME AFTER ANY ADJUSTMENT OF THE CONVERSION PRICE MADE PURSUANT TO SECTION 5(D)(III) AS A RESULT OF ANY ISSUANCE OF ANY DERIVATIVE SECURITY,

                           (x) such Derivative Security ceases to be outstanding
                  without the related shares of Common Stock being issued or

                           (y) the consideration that is received (or deemed
                  received) for such Derivative Security is increased or decreased,

         THEN SUCH PREVIOUS ADJUSTMENT PURSUANT TO SECTION 5(D)(III) SHALL BE RESCINDED AND ANNULLED; PROVIDED, HOWEVER, IN THE CASE OF CLAUSE (Y), A RECOMPUTATION OF THE ADJUSTMENT SHALL BE MADE WITH RESPECT TO THE DERIVATIVE SECURITY

                                    (1) treating the number of Additional Shares
                           of Stock or other property, if any, actually issued pursuant to any previous conversion, exercise or exchange of such Derivative Security as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                                    (2) treating any such Derivative Security
                           which then remains outstanding as having resulted in additional cash consideration to the Corporation equal to such increase in (y);



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                                                                              81


         WHEREUPON THE RECOMPUTATION SHALL SUPERSEDE THE PREVIOUS ADJUSTMENT SO RESCINDED AND ANNULLED BUT SHALL NOT SUPERSEDE ANY OTHER ADJUSTMENTS TO THE CONVERSION PRICE.

                  (VIII) WHEN ADJUSTMENTS SHALL BE MADE. THE ADJUSTMENTS REQUIRED BY THIS SECTION 5(D) SHALL BE MADE WHENEVER AND AS OFTEN AS ANY EVENT REQUIRING AN ADJUSTMENT SHALL OCCUR, EXCEPT THAT ANY ADJUSTMENT OF THE CONVERSION PRICE THAT WOULD OTHERWISE BE REQUIRED MAY BE POSTPONED (EXCEPT IN THE CASE OF A SUBDIVISION OR COMBINATION OF SHARES OF THE COMMON STOCK, AS PROVIDED FOR IN SECTION 5(D)(I)) IF SUCH ADJUSTMENT EITHER BY ITSELF OR WITH OTHER ADJUSTMENTS NOT PREVIOUSLY MADE AMOUNTS TO A CHANGE IN THE CONVERSION PRICE OF LESS THAN $0.05. ANY ADJUSTMENT REPRESENTING A CHANGE OF LESS THAN SUCH MINIMUM AMOUNT (EXCEPT AS AFORESAID) WHICH IS POSTPONED SHALL BE CARRIED FORWARD AND MADE AS SOON AS SUCH ADJUSTMENT, TOGETHER WITH OTHER ADJUSTMENTS REQUIRED BY THIS SECTION 5(D) AND NOT PREVIOUSLY MADE, WOULD RESULT IN A MINIMUM ADJUSTMENT. FOR THE PURPOSE OF ANY ADJUSTMENT, ANY EVENT SHALL BE DEEMED TO HAVE OCCURRED AT THE CLOSE OF BUSINESS ON THE DATE OF ITS OCCURRENCE.

                  (IX) OFFICER'S CERTIFICATE. UPON EACH ADJUSTMENT OF THE CONVERSION PRICE, AND IN THE EVENT OF ANY CHANGE IN THE RIGHTS OF A HOLDER OF SERIES B PREFERRED STOCK BY REASON OF OTHER EVENTS HEREIN SET FORTH, THEN AND IN EACH SUCH CASE, THE CORPORATION WILL PROMPTLY PROVIDE A CERTIFICATE OF A DULY AUTHORIZED OFFICER OF THE CORPORATION, STATING THE ADJUSTED CONVERSION PRICE, OR SPECIFYING THE OTHER SHARES OF THE COMMON STOCK, SECURITIES OR ASSETS AND THE AMOUNT THEREOF RECEIVABLE AS A RESULT OF SUCH CHANGE IN RIGHTS, AND SETTING FORTH IN REASONABLE DETAIL THE METHOD OF CALCULATION AND THE FACTS UPON WHICH SUCH CALCULATION IS BASED. THE CORPORATION WILL PROMPTLY MAIL A COPY OF SUCH CERTIFICATE TO THE HOLDERS OF SERIES B PREFERRED STOCK. IF THE HOLDERS OF TWO-THIRDS OF THE SERIES B PREFERRED STOCK DISAGREE WITH SUCH CALCULATION, THE CORPORATION AGREES TO OBTAIN WITHIN THIRTY (30) BUSINESS DAYS AN OPINION OF A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS SELECTED BY THE CORPORATION'S BOARD OF DIRECTORS TO REVIEW SUCH CALCULATION AND THE OPINION OF SUCH FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS SHALL BE FINAL AND BINDING ON THE PARTIES AND SHALL BE CONCLUSIVE EVIDENCE OF THE CORRECTNESS OF THE COMPUTATION WITH RESPECT TO ANY SUCH ADJUSTMENT OF THE CONVERSION PRICE. THE FEES OF SUCH ACCOUNTING FIRM SHALL BE BORNE BY SUCH HOLDERS UNLESS SUCH ACCOUNTING FIRM'S CALCULATION RESULTS IN A DOWNWARD ADJUSTMENT OF THE CONVERSION PRICE EXCEEDING 110% OF THE ADJUSTMENT MADE IN ACCORDANCE WITH THE CORPORATION'S CALCULATION, IN WHICH CASE SUCH FEES SHALL BE PAID BY THE CORPORATION.

                  (X) CORPORATION TO PREVENT DILUTION. IN CASE AT ANY TIME OR FROM TIME TO TIME CONDITIONS ARISE BY REASON OF ACTION TAKEN BY THE CORPORATION, WHICH IN THE GOOD FAITH OPINION OF ITS BOARD OF DIRECTORS ARE NOT ADEQUATELY COVERED BY THE PROVISIONS OF THIS SECTION 5(D), AND WHICH MIGHT MATERIALLY AND ADVERSELY AFFECT THE EXERCISE RIGHTS OF THE HOLDERS OF THE SERIES B PREFERRED STOCK, THE BOARD OF DIRECTORS OF THE CORPORATION



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                                                                              82


         SHALL APPOINT A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHICH SHALL GIVE THEIR OPINION UPON THE ADJUSTMENT, IF ANY, ON A BASIS CONSISTENT WITH THE STANDARDS ESTABLISHED IN THE OTHER PROVISIONS OF THIS SECTION 5(D), NECESSARY WITH RESPECT TO THE CONVERSION PRICE, SO AS TO PRESERVE, WITHOUT DILUTION (OTHER THAN AS SPECIFICALLY CONTEMPLATED BY THE CERTIFICATE OF INCORPORATION), THE EXERCISE RIGHTS OF THE HOLDERS OF THE SERIES B PREFERRED STOCK. UPON RECEIPT OF SUCH OPINION, THE BOARD OF DIRECTORS OF THE CORPORATION SHALL FORTHWITH MAKE THE ADJUSTMENTS DESCRIBED THEREIN.

                           (e) NO IMPAIRMENT. THE CORPORATION WILL NOT, BY
AMENDMENT OF ITS CERTIFICATE OF INCORPORATION OR THROUGH ANY REORGANIZATION, RECAPITALIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ISSUE OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS TO BE OBSERVED OR PERFORMED HEREUNDER BY THE CORPORATION (IT BEING UNDERSTOOD THAT THE CORPORATION WILL NOT BE PROHIBITED FROM TAKING ACTIONS THAT ARE PERMITTED BY THE TERMS HEREUNDER) BUT WILL AT ALL TIMES IN GOOD FAITH ASSIST IN THE CARRYING OUT OF ALL THE PROVISIONS OF SECTION 5 HEREOF AND IN THE TAKING OF ALL SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO PROTECT THE CONVERSION RIGHTS OF THE HOLDERS OF THE SERIES B PREFERRED STOCK AGAINST IMPAIRMENT.

NO FRACTIONAL SHARES ADJUSTMENTS. IN COMPUTING ADJUSTMENTS UNDER THIS SECTION 5, FRACTIONAL INTERESTS IN THE COMMON STOCK SHALL BE TAKEN INTO ACCOUNT TO THE NEAREST 1/100TH OF A SHARE. NO FRACTIONAL SHARES SHALL BE ISSUED UPON CONVERSION OF THE SERIES B PREFERRED STOCK. THE NUMBER OF FULL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF ALL SHARES OF SERIES B PREFERRED STOCK CONVERTED BY THE SAME STOCKHOLDER AT THE SAME TIME SHALL BE COMPUTED ON THE BASIS OF THE AGGREGATE AMOUNT OF THE SHARES TO BE CONVERTED. INSTEAD OF ANY FRACTIONAL SHARES OF COMMON STOCK WHICH WOULD OTHERWISE BE ISSUABLE UPON CONVERSION OF ANY SHARES OF SERIES B PREFERRED STOCK, THE CORPORATION WILL PAY A CASH ADJUSTMENT IN RESPECT OF SUCH FRACTIONAL INTEREST IN AN AMOUNT EQUAL TO THE SAME FRACTION OF THE MARKET PRICE PER SHARE OF COMMON STOCK ON THE DAY OF CONVERSION.

SHARES TO BE RESERVED. THE CORPORATION SHALL AT ALL TIMES RESERVE AND KEEP AVAILABLE, OUT OF ITS AUTHORIZED AND UNISSUED STOCK, SOLELY FOR THE PURPOSE OF EFFECTING THE CONVERSION OF THE SERIES B PREFERRED STOCK, SUCH NUMBER OF SHARES OF COMMON STOCK AS SHALL FROM TIME TO TIME BE SUFFICIENT TO EFFECT THE CONVERSION OF ALL OF THE SERIES B PREFERRED STOCK FROM TIME TO TIME OUTSTANDING. THE CORPORATION SHALL FROM TIME TO TIME, IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, USE ITS BEST EFFORTS TO OBTAIN STOCKHOLDER APPROVAL TO INCREASE, AND THEREAFTER TO INCREASE, THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK IF AT ANY TIME THE NUMBER OF SHARES OF AUTHORIZED BUT UNISSUED COMMON STOCK SHALL BE INSUFFICIENT TO PERMIT THE CONVERSION IN FULL OF THE SERIES B PREFERRED STOCK.

TAXES AND CHARGES. THE CORPORATION WILL PAY ANY AND ALL ISSUE OR OTHER TAXES THAT MAY BE PAYABLE IN RESPECT OF ANY ISSUANCE OR DELIVERY OF SHARES OF COMMON STOCK ON CONVERSION OF THE SERIES B PREFERRED STOCK. THE CORPORATION SHALL NOT,



                                                                   Page 82 of __
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                                                                              83


HOWEVER, BE REQUIRED TO PAY ANY TAX WHICH MAY BE PAYABLE IN RESPECT OF ANY TRANSFER INVOLVED IN THE ISSUANCE OR DELIVERY OF COMMON STOCK IN A NAME OTHER THAN THAT OF THE REGISTERED HOLDER OF THE SERIES B PREFERRED STOCK, AND NO SUCH ISSUANCE OR DELIVERY SHALL BE MADE UNLESS AND UNTIL THE PERSON REQUESTING SUCH ISSUANCE HAS PAID TO THE CORPORATION THE AMOUNT OF SUCH TAX OR HAS ESTABLISHED, TO THE SATISFACTION OF THE CORPORATION, THAT SUCH TAX HAS BEEN PAID.

CLOSING OF BOOKS. THE CORPORATION WILL AT NO TIME CLOSE ITS TRANSFER BOOKS AGAINST THE TRANSFER OF ANY SHARES OF SERIES B PREFERRED STOCK OR OF ANY SHARES OF COMMON STOCK ISSUED OR ISSUABLE UPON THE CONVERSION OF ANY SHARES OF SERIES B PREFERRED STOCK IN ANY MANNER WHICH INTERFERES WITH THE TIMELY CONVERSION OF SUCH SHARES OF SERIES B PREFERRED STOCK.

                  6. REDEMPTION

                           (a) MANDATORY REDEMPTION. THE CORPORATION SHALL
REDEEM ALL THE THEN OUTSTANDING SHARES OF SERIES B PREFERRED STOCK BETWEEN JUNE 30, 2007 AND DECEMBER 31, 2007, INCLUSIVE, ON A DATE SELECTED BY THE CORPORATION. REDEMPTION OF THE SERIES B PREFERRED STOCK PURSUANT TO THIS SECTION 6(a) SHALL BE AT A PRICE PER SHARE EQUAL TO THE LIQUIDATION VALUE PLUS ALL ACCRUED BUT UNPAID DIVIDENDS THEREON THROUGH THE REDEMPTION DATE (THE "REDEMPTION PRICE"). THE REDEMPTION PRICE SHALL BE PAID, AT THE ELECTION OF THE CORPORATION, IN CASH OR SHARES OF COMMON STOCK (OR ANY COMBINATION THEREOF); PROVIDED, HOWEVER, THAT, FOR PURPOSES OF CALCULATING THE NUMBER OF SHARES OF COMMON STOCK TO BE RECEIVED BY EACH HOLDER OF SERIES B PREFERRED STOCK, EACH SUCH SHARE OF COMMON STOCK SHALL BE VALUED AT THE LOWER OF (i) THE CONVERSION PRICE AND (ii) 90% OF THE FAIR MARKET VALUE. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT THE CORPORATION DESIRES TO PAY THE REDEMPTION PRICE IN SHARES OF COMMON STOCK AND THE CORPORATION IS RESTRICTED FROM ISSUING SHARES OF COMMON STOCK TO ONE OR MORE OF THE HOLDERS OF SERIES B PREFERRED STOCK, THE REDEMPTION PRICE SHALL BE PAID IN CASH TO THE HOLDERS OF SERIES B PREFERRED STOCK AFFECTED BY SUCH RESTRICTIONS, TO THE EXTENT OF SUCH RESTRICTIONS.

OPTIONAL REDEMPTION. THE CORPORATION MAY, AT ITS OPTION, REDEEM SHARES OF SERIES B PREFERRED STOCK THEN OUTSTANDING AT THE REDEMPTION PRICE AT ANY TIME OR FROM TIME TO TIME ON OR AFTER JUNE 30, 2005, IF AS OF THE DAY PRECEDING THE NOTICE OF ANY SUCH REDEMPTION THE AVERAGE MARKET PRICE OF A SHARE OF COMMON STOCK FOR THE TRADING DAYS DURING THE THIRTY (30) CALENDAR DAY PERIOD ENDING ON SUCH PRECEDING DAY EXCEEDED $10.00 PER SHARE. ANY REDEMPTION OF THE SERIES B PREFERRED STOCK PURSUANT TO THIS SECTION 6(b) SHALL BE AT A PRICE PER SHARE OF SERIES B PREFERRED STOCK EQUAL TO THE REDEMPTION PRICE AND SHALL BE PAYABLE IN CASH. ANY REDEMPTION OF THE SERIES B PREFERRED STOCK PURSUANT TO THIS SECTION 6(b) THAT IS FOR LESS THAN ALL THE SHARES OF SERIES B PREFERRED STOCK THEN OUTSTANDING SHALL BE DONE ON A PRO RATA BASIS AMONG ALL HOLDERS OF THE SERIES B PREFERRED STOCK IN PROPORTION TO THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK THEN HELD BY SUCH HOLDERS.



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                           (c) REDEMPTION AT OPTION OF HOLDER UPON A FUNDAMENTAL
CHANGE. IF A FUNDAMENTAL CHANGE OCCURS, EACH HOLDER OF SERIES B PREFERRED STOCK SHALL HAVE THE RIGHT, AT THE HOLDER'S OPTION, TO REQUIRE THE CORPORATION TO REDEEM ALL OF SUCH HOLDER'S SERIES B PREFERRED STOCK, OR ANY PORTION THEREOF, ON THE DATE (THE "REDEMPTION DATE") SELECTED BY THE CORPORATION THAT IS NOT LESS THAN TEN (10) NOR MORE THAN TWENTY (20) DAYS AFTER THE FINAL SURRENDER DATE, AT
A PRICE PER SHARE EQUAL TO THE REDEMPTION PRICE; PROVIDED, THAT THE CORPORATION MAY NOT EFFECT SUCH REDEMPTION IF THE CORPORATION DOES NOT HAVE SUFFICIENT CAPITAL AND SURPLUS TO PERMIT SUCH REDEMPTION UNDER DELAWARE LAW, ALTHOUGH SUCH FAILURE TO MAKE SUCH REDEMPTION SHALL NOT AFFECT IN ANY WAY THE LEGAL CLAIM OF THE HOLDERS FOR SUCH REDEMPTION; PROVIDED, FURTHER, THAT THE CORPORATION'S OBLIGATION TO PAY THE REDEMPTION PRICE UPON A FUNDAMENTAL CHANGE SHALL
CONSTITUTE A CLAIM THAT IS SUBORDINATED TO ANY INDEBTEDNESS OR ANY OTHER CREDITOR'S CLAIM OF THE CORPORATION. NOTHING HEREIN SHALL BE DEEMED TO RESTRICT THE RIGHTS OF THE HOLDERS OF SERIES B PREFERRED STOCK UNDER SECTION 5(a) HERETO. THE CORPORATION AGREES THAT IT WILL NOT VOLUNTARILY COMPLETE ANY FUNDAMENTAL CHANGE UNLESS PROPER PROVISION HAS BEEN MADE TO SATISFY ITS OBLIGATIONS UNDER THIS SECTION 6(c). ANY REDEMPTION OF THE SERIES B PREFERRED STOCK PURSUANT TO THIS SECTION 6(c) SHALL BE AT A REDEMPTION PRICE PER SHARE EQUAL TO THE REDEMPTION PRICE, EXCEPT THAT, FOR PURPOSES OF THE CALCULATION OF THE REDEMPTION PRICE UNDER THIS SECTION 6(c) IN THE CASE OF A FUNDAMENTAL CHANGE OTHER THAN THE DELISTING OF THE CORPORATION'S COMMON STOCK FROM ANY NATIONAL SECURITIES
EXCHANGE ON WHICH THE COMMON STOCK IS LISTED, THE REDEMPTION PRICE SHALL MEAN
THE GREATER OF (1) THE LIQUIDATION VALUE PLUS ALL ACCRUED BUT UNPAID DIVIDENDS THEREON THROUGH THE REDEMPTION DATE AND (2) THE AMOUNT PER SHARE SUCH HOLDERS WOULD HAVE RECEIVED IF SUCH HOLDERS HAD CONVERTED THEIR SHARES OF SERIES B PREFERRED STOCK INTO SHARES OF COMMON STOCK IMMEDIATELY PRIOR TO THE FUNDAMENTAL CHANGE. PAYMENT OF THE REDEMPTION PRICE SHALL BE MADE IN CASH.

                           (d) PROCEDURES FOR REDEMPTION. IN THE EVENT THE
CORPORATION SHALL REDEEM SHARES OF SERIES B PREFERRED STOCK PURSUANT TO THIS
SECTION 6, THE CORPORATION SHALL GIVE WRITTEN NOTICE OF SUCH REDEMPTION BY FIRST-CLASS MAIL, POSTAGE PREPAID, MAILED NOT LESS THAN THIRTY (30) NOR MORE THAN NINETY (90) DAYS PRIOR TO THE REDEMPTION DATE, TO EACH HOLDER OF RECORD OF THE SHARES TO BE REDEEMED, AT SUCH HOLDER'S ADDRESS AS THE SAME APPEARS ON THE STOCK RECORDS OF THE CORPORATION. EACH SUCH NOTICE SHALL STATE, IF APPLICABLE:
(i) THE REDEMPTION DATE; (ii) THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK TO BE REDEEMED; (iii) THE REDEMPTION PRICE; (iv) THE PLACE OR PLACES WHERE CERTIFICATES FOR SUCH SHARES ARE TO BE SURRENDERED FOR PAYMENT OF THE REDEMPTION PRICE; (v) THAT PAYMENT WILL BE MADE UPON PRESENTATION AND SURRENDER OF SUCH SERIES B PREFERRED STOCK; (vi) THE THEN CURRENT CONVERSION PRICE AND THE DATE ON WHICH THE RIGHT TO CONVERT SUCH SHARES OF SERIES B PREFERRED STOCK WILL EXPIRE;
(vii) THAT DIVIDENDS ON THE SHARES TO BE REDEEMED SHALL CEASE TO ACCRUE FOLLOWING SUCH REDEMPTION DATE; (viii) THAT DIVIDENDS, IF ANY, ACCRUED TO THE DATE FIXED FOR REDEMPTION WILL BE PAID AS SPECIFIED IN SUCH NOTICE; AND (ix) IN THE CASE OF A REDEMPTION OF SHARES OF SERIES B PREFERRED STOCK PURSUANT TO
SECTION 6(b), THAT



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                                                                              85


THE CORPORATION BELIEVES, IN GOOD FAITH, THAT (a) IT WILL HAVE MONEYS SUFFICIENT TO PAY THE REDEMPTION PRICE ON THE REDEMPTION DATE AND (b) IT WILL BE ABLE TO OBTAIN ANY CONSENTS, IF NECESSARY, NEEDED TO CONSUMMATE SUCH REDEMPTION AND WILL OTHERWISE NOT BE RESTRICTED FROM CONSUMMATING SUCH REDEMPTION. NOTICE HAVING BEEN MAILED AS AFORESAID, FROM AND AFTER THE REDEMPTION DATE, UNLESS THE CORPORATION SHALL BE IN DEFAULT IN THE PAYMENT OF THE REDEMPTION PRICE, (A) DIVIDENDS ON THE SHARES OF THE SERIES B PREFERRED STOCK SO CALLED FOR REDEMPTION SHALL CEASE TO ACCRUE, (B) SUCH SHARES SHALL BE DEEMED NO LONGER OUTSTANDING AND
(C) ALL RIGHTS OF THE HOLDERS THEREOF AS STOCKHOLDERS OF THE CORPORATION (EXCEPT THE RIGHT TO RECEIVE FROM THE CORPORATION (i) ANY MONEYS OR SHARES OF COMMON STOCK PAYABLE UPON REDEMPTION WITHOUT INTEREST THEREON AND, (ii) IN THE CASE OF A PARTIAL REDEMPTION, ANY SHARES OF SERIES B PREFERRED STOCK NOT REDEEMED PURSUANT TO THIS SECTION 6) SHALL CEASE.

                           Upon surrender in accordance with such notice of the
certificates for any such shares so redeemed pursuant to this Section 6 (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

                           Notwithstanding the foregoing if notice of redemption
has been given pursuant to Section 6(a) or Section 6(b) and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the third
(3rd) Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section 5(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 5 hereof and such shares will not be redeemed.

                           (e) NOTICE OF FUNDAMENTAL CHANGE. WITHIN THIRTY (30)
DAYS AFTER THE OCCURRENCE OF A FUNDAMENTAL CHANGE, THE CORPORATION SHALL MAIL TO ALL HOLDERS OF RECORD OF THE SERIES B PREFERRED STOCK A NOTICE IN THE MANNER AND CONTAINING THE INFORMATION SET OUT IN CLAUSES (i) THROUGH (vii) OF THE SECOND SENTENCE OF THE FIRST PARAGRAPH OF SECTION 6(d), EXCEPT THAT, FOR PURPOSES OF THIS SECTION 6(e) SUCH NOTICE SHALL ALSO DESCRIBE THE OCCURRENCE OF SUCH FUNDAMENTAL CHANGE AND OF THE REDEMPTION RIGHT ARISING AS A RESULT THEREOF. TO EXERCISE THE REDEMPTION RIGHT, A HOLDER OF SERIES B PREFERRED STOCK MUST SURRENDER, ON OR BEFORE THE DATE WHICH IS, SUBJECT TO ANY CONTRARY REQUIREMENTS OF APPLICABLE LAW, THIRTY (30) DAYS AFTER THE DATE OF MAILING OF THE NOTICE FROM THE CORPORATION (THE "FINAL SURRENDER DATE"), THE CERTIFICATES REPRESENTING THE SERIES B PREFERRED STOCK WITH RESPECT TO WHICH THE RIGHT IS BEING EXERCISED, DULY ENDORSED FOR TRANSFER TO THE CORPORATION, TOGETHER WITH A WRITTEN NOTICE OF ELECTION.

                           (f) FAILURE TO REDEEM. IN THE EVENT THE CORPORATION
FAILS TO REDEEM (i) ALL THE THEN OUTSTANDING SHARES OF SERIES B PREFERRED STOCK BY DECEMBER 31, 2007, IN ACCORDANCE WITH SECTION 6(a) OR (ii) ANY SHARES OF SERIES B PREFERRED STOCK SUBMITTED FOR REDEMPTION PURSUANT TO SECTION 6(c) (a "REDEMPTION DEFAULT"), THEN UNTIL SUCH SHARES ARE REDEEMED THE DIVIDEND PAYABLE



                                                                   Page 85 of __
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                                                                              86


ON SUCH SHARES SHALL INCREASE TO A RATE PER ANNUM EQUAL TO 12% OF THE LIQUIDATION VALUE FOR THE FIRST TWELVE (12) MONTHS FOLLOWING THE REDEMPTION DEFAULT AND SHALL INCREASE TO A RATE PER ANNUM EQUAL TO 15% OF THE LIQUIDATION VALUE THEREAFTER.

SHARES TO BE RETIRED. ANY SHARE OF SERIES B PREFERRED STOCK CONVERTED, REDEEMED, REPURCHASED OR OTHERWISE ACQUIRED BY THE CORPORATION SHALL BE RETIRED AND CANCELED AND SHALL UPON CANCELLATION BE RESTORED TO THE STATUS OF AUTHORIZED BUT UNISSUED SHARES OF PREFERRED STOCK, SUBJECT TO REISSUANCE BY THE BOARD OF DIRECTORS AS SHARES OF PREFERRED STOCK OF ONE OR MORE OTHER SERIES BUT NOT AS SHARES OF SERIES B PREFERRED STOCK.

AFFIRMATIVE COVENANTS.

                           (a) OFFICE FOR PAYMENT, EXCHANGE AND REGISTRATION;
LOCATION OF OFFICE; NOTICE OF CHANGE OF NAME OR OFFICE. SO LONG AS ANY SHARES OF SERIES B PREFERRED STOCK ARE OUTSTANDING, THE CORPORATION WILL MAINTAIN AN OFFICE OR AGENCY WHERE SHARES OF SERIES B PREFERRED STOCK MAY BE PRESENTED FOR REDEMPTION, EXCHANGE, CONVERSION, EXERCISE OR REGISTRATION OF TRANSFER. SUCH OFFICE OR AGENCY INITIALLY SHALL BE THE OFFICE OF THE CORPORATION.

                           The Corporation shall give each holder of shares of
Series B Preferred Stock at least twenty (20) calendar days' prior written notice of any change in (i) the name of the Corporation as then in effect or
(ii) the location of the office of the Corporation required to be maintained under this Section 8(a).

RESERVATION OF SHARES. THE CORPORATION SHALL AT ALL TIMES KEEP RESERVED, FREE FROM PREEMPTIVE RIGHTS, OUT OF ITS AUTHORIZED COMMON STOCK A NUMBER OF SHARES OF COMMON STOCK SUFFICIENT TO PROVIDE FOR THE EXERCISE OF THE CONVERSION RIGHTS PROVIDED IN SECTION 5 HEREOF.

SECURITIES EXCHANGE ACT REGISTRATION. UNLESS A FUNDAMENTAL CHANGE HAS OCCURRED OR WOULD OCCUR, THE CORPORATION WILL MAINTAIN THE REGISTRATION OF ITS COMMON STOCK, UNDER SECTION 12(b) OR SECTION 12(g), WHICHEVER IS APPLICABLE, OF THE SECURITIES EXCHANGE ACT, AND THE CORPORATION WILL FILE ON TIME SUCH INFORMATION, DOCUMENTS AND REPORTS AS THE COMMISSION MAY REQUIRE OR PRESCRIBE FOR COMPANIES WHOSE STOCK HAS BEEN REGISTERED PURSUANT TO SUCH SECTION 12(b) OR SECTION 12(g), WHICHEVER IS APPLICABLE.

DELIVERY OF INFORMATION FOR RULE 144 OR RULE 144A TRANSACTIONS. IF REQUIRED TO PERMIT SALES OF SHARES OF SERIES B PREFERRED STOCK PURSUANT TO RULE 144, THE CORPORATION WILL, UPON THE REQUEST OF ANY HOLDER OF SHARES OF SERIES B PREFERRED STOCK, MAKE GENERALLY AVAILABLE TO THE PUBLIC SUCH FINANCIAL AND OTHER INFORMATION, AS IS SET FORTH IN CLAUSE (c)(2) OF RULE 144.

                           If a holder of shares of Series B Preferred Stock
proposes to transfer any such shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Corporation agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Corporation which is required to be delivered by such holder to any transferee of such shares pursuant to such Rule 144A.



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                                                                              87


NEGATIVE COVENANTS. THE CORPORATION COVENANTS AND AGREES THAT WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDERS OF A TWO-THIRDS OF THE OUTSTANDING SHARES OF SERIES B PREFERRED STOCK:

INDEBTEDNESS. THE CORPORATION WILL NOT (i) INCUR INDEBTEDNESS, OTHER THAN ANY INDEBTEDNESS PERMITTED TO BE INCURRED PURSUANT TO THE CREDIT AGREEMENT OR PURSUANT TO ANY INDENTURE OR (II) ENTER INTO ANY AGREEMENT RELATED TO DEBT THAT PROHIBITS THE CORPORATION FROM PAYING DIVIDENDS ON THE SERIES B PREFERRED STOCK IN ADDITIONAL PREFERRED SHARES.

MAINTENANCE OF PUBLIC MARKET. THE CORPORATION WILL NOT PROCEED WITH A PROGRAM OF ACQUISITION OF ITS COMMON STOCK, INITIATE A CORPORATE REORGANIZATION OR RECAPITALIZATION OR UNDERTAKE A CONSOLIDATION OR MERGER OR AUTHORIZE, CONSENT TO OR TAKE ANY ACTION (OTHER THAN A TRANSACTION OPEN TO ALL HOLDERS OF COMMON STOCK IN WHICH THE CONSIDERATION OFFERED IS CASH OR SECURITIES REGISTERED UNDER THE SECURITIES EXCHANGE ACT AND SUCH SECURITIES ARE REGISTERED ON A NATIONAL SECURITIES EXCHANGE (OR THE NASDAQ STOCK MARKET) AND THE AVERAGE NUMBER OF OUTSTANDING SHARES OF SUCH CAPITAL STOCK (OTHER THAN SHARES HELD BY AFFILIATES) OVER THE PRIOR THREE MONTH PERIOD IS NOT LESS THAN THE AVERAGE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK (OTHER THAN SHARES HELD BY AFFILIATES)) (A) WHICH RESULTS IN THE REGISTRATION OF THE CORPORATION'S COMMON STOCK UNDER THE SECURITIES EXCHANGE ACT TO BE NO LONGER REQUIRED; (B) REQUIRING THE CORPORATION TO MAKE A FILING UNDER SCHEDULE 13E-3 OF THE SECURITIES EXCHANGE ACT; (C) SUBSTANTIALLY ELIMINATING THE PUBLIC MARKET FOR SHARES OF COMMON STOCK OF THE CORPORATION; OR (D) CAUSING A DELISTING OF THE CORPORATION'S COMMON STOCK FROM THE AMERICAN STOCK EXCHANGE (OR ANY NATIONAL SECURITIES EXCHANGE ON WHICH THE COMMON STOCK IS LISTED) UNLESS SUCH COMMON STOCK IS DELISTED AS A RESULT OF BEING LISTED ON THE NASDAQ STOCK MARKET OR ANOTHER NATIONAL SECURITIES EXCHANGE.

CONDUCT OF BUSINESS. THE CORPORATION AND ITS SUBSIDIARIES SHALL ONLY ENGAGE IN THE BUSINESSES PERMITTED BY THE CREDIT AGREEMENT.

DISTRIBUTIONS; INVESTMENTS. NEITHER THE CORPORATION NOR ANY OF ITS SUBSIDIARIES WILL DECLARE OR MAKE OR PERMIT TO BE DECLARED OR MADE: (i) ANY DISTRIBUTION UNLESS SUCH DISTRIBUTION WOULD BE PERMITTED TO BE DECLARED OR MADE PURSUANT TO THE CREDIT AGREEMENT OR PURSUANT TO ANY INDENTURE OR (II) ANY INVESTMENT NOT PERMITTED TO BE MADE PURSUANT TO THE CREDIT AGREEMENT OR PURSUANT TO ANY INDENTURE.

NO RESTRICTIONS ON DIVIDENDS. NEITHER THE CORPORATION NOR ANY SUBSIDIARY WILL CREATE (OR PERMIT TO EXIST) ANY CONSENSUAL RESTRICTIONS (WHETHER BY AGREEMENT OR OTHERWISE) THAT MAY AFFECT OR LIMIT THE ABILITY OF ANY SUBSIDIARY TO PAY DIVIDENDS OR TO MAKE OTHER DISTRIBUTIONS OF ANY OR ALL OF ITS ASSETS TO THE CORPORATION OR TO ANY SUBSIDIARY, EXCEPT AS PERMITTED UNDER THE CREDIT AGREEMENT OR UNDER ANY INDENTURE.

EXEMPTIVE STATUS. NEITHER THE CORPORATION NOR ANY AGENT NOR OTHER PERSON ACTING ON THE CORPORATION'S BEHALF WILL DO OR CAUSE TO BE DONE ANY ACT WHICH ACT WOULD



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REQUIRE THE REGISTRATION OF THE INITIAL ISSUANCE OR SALE BY THE CORPORATION OF
THE SERIES B PREFERRED STOCK WITHIN THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OR THE FILING, NOTIFICATION OR REPORTING REQUIREMENTS OF ANY STATE SECURITIES LAW.

AMENDMENTS TO CHARTER; BY-LAWS. THE CORPORATION WILL NOT AMEND ITS CERTIFICATE OF INCORPORATION OR BY-LAWS IN ANY MANNER THAT WOULD IMPAIR OR REDUCE THE RIGHTS OF THE SERIES B PREFERRED STOCK.

NOTICE OF SALE.

NO HOLDER OF SHARES OF SERIES B PREFERRED STOCK MAY SELL, TRANSFER OR AGREE TO SELL OR TRANSFER ANY OF SUCH SHARES IN AN AMOUNT IN EXCESS OF THREE PERCENT (3%) OF THE SHARES OF SERIES B PREFERRED STOCK OUTSTANDING DURING ANY NINE (9) MONTH PERIOD TO ANY PERSON OTHER THAN AN AFFILIATE OF SUCH HOLDER UNLESS SUCH HOLDER HAS PROVIDED WRITTEN NOTICE TO THE CORPORATION OF ITS INTENTION TO SELL OR TRANSFER SUCH SHARES AT LEAST FIFTEEN (15) CALENDAR DAYS PRIOR TO SUCH SALE, TRANSFER OR AGREEMENT (THE "NOTICE PERIOD"); PROVIDED, THAT IF SUCH SHARES HAVE NOT BEEN SOLD OR TRANSFERRED WITHIN THE NINETY (90) BUSINESS DAY PERIOD IMMEDIATELY FOLLOWING THE EXPIRATION OF THE NOTICE PERIOD, SUCH HOLDER SHALL BE REQUIRED TO ISSUE ANOTHER NOTICE OF ITS INTENTION TO SELL OR TRANSFER SUCH SHARES PURSUANT TO THIS SECTION 10.

NOTHING IN THIS SECTION 10 SHALL BE DEEMED TO RESTRICT THE TRANSFER OF RECORD AND/OR BENEFICIAL OWNERSHIP OF THE SERIES B PREFERRED STOCK FROM A HOLDER OF SUCH SERIES B PREFERRED STOCK TO ONE OR MORE AFFILIATES OF SUCH HOLDER.

AMENDMENTS WITH CONSENT OF HOLDERS. THE CORPORATION MAY AMEND THIS CERTIFICATE OF DESIGNATIONS WITH THE CONSENT OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF SERIES B PREFERRED STOCK. HOWEVER, WITHOUT THE CONSENT OF EACH HOLDER AFFECTED THEREBY, AN AMENDMENT MAY NOT: (i) REDUCE THE AMOUNT OF HOLDERS WHICH MUST CONSENT TO AN AMENDMENT; (II) REDUCE THE RATE OF OR EXTEND THE TIME FOR PAYMENT OF DIVIDENDS UNDER SECTION 2 HEREOF; (III) REDUCE THE NUMBER OF SHARES TO BE ISSUED OR CHANGE THE PRICE PAYABLE UPON THE CONVERSION, PURSUANT TO
SECTION 5, OR REDEMPTION, PURSUANT TO SECTION 6 OR CHANGE THE FORM OF THE CONSIDERATION PAYABLE UPON SUCH REDEMPTION, OF SHARES OF SERIES B PREFERRED STOCK OR CHANGE THE DATE ON WHICH SHARES OF SERIES B PREFERRED STOCK MAY BE CONVERTED OR REDEEMED IN ACCORDANCE WITH SECTION 5 OR SECTION 6; AND (IV) MAKE ANY CHANGE IN THIS SECTION 11.

                           It shall not be necessary for the consent of the
holders under this Section 11 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. The Corporation agrees that all holders of Series B Preferred Stock shall be notified by the Corporation in advance of any proposed amendment of this Certificate of Designations, but failure to give such notice shall not in any way affect the validity of any such amendment. In addition, promptly after obtaining the consent of the holders as herein provided, the Corporation shall transmit a copy of any amendment which has been adopted to all holders of Series B Preferred Stock then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment.



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                                                                              89


DEFINITIONS. AS USED HEREIN, THE FOLLOWING TERMS SHALL HAVE THE RESPECTIVE MEANINGS SET FORTH BELOW:

                           "Additional Preferred Shares" means additional shares
                  of Series B Preferred Stock paid as a dividend on the Series B Preferred Stock in accordance with Section 2(a)(ii).

                           "Additional Shares of Stock" means all shares of
                  Common Stock issued by the Corporation after the Issue Date, other than (a) on any conversion of shares of Series B Preferred Stock, including any Additional Preferred Shares,
                  (b) pursuant to stock options or other equity incentive plans for employees, officers and/or directors of the Corporation or
                  (c) pursuant to the terms of any other securities outstanding on the Issue Date.

                           "Adjustment Event" shall have the meaning set forth
                  in Section (5)(d)(ii).

                           "Affiliate", when used with respect to any Person,
                  means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange
                  Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and
                  (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                           "Business Day" means any day that is not a Saturday,
                  a Sunday or any day on which banks in the State of New York are authorized or obligated to close.

                           "Capitalized Leases" means any lease to which the
                  Corporation or a Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Corporation or a Subsidiary, and which is required to be capitalized in accordance with generally accepted accounting principles consistently applied.

                           "Commission" means the United States Securities and
                  Exchange Commission and any successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

                           "Common Stock" means the Corporation's Common Stock,
                  par value $0.01 per share, and shall also include any capital stock or other securities of the



                                                                   Page 89 of __
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                                                                              90



                  Corporation into which Common Stock is changed, including by way of a reclassification, combination or subdivision.

                           "Consolidated", when used with reference to any
                  financial term in this Agreement, means the aggregate for the Corporation and its Subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and otherwise as determined in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly provided herein).

                           "Conversion Date" shall have the meaning set forth in
                  Section 5(b).

                           "Conversion Price" means the Conversion Price per
                  share of Common Stock into which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 5 hereof. The initial Conversion Price will be $6.60.

                           "Corporation" means TransMontaigne Inc., a Delaware
                  corporation.

                           "Credit Agreement" means the Fourth Amended and
                  Restated Credit Agreement dated as of February 11, 2000, between the Corporation and Fleet National Bank (formerly BankBoston, N.A.) as agent, as amended, modified or the terms of which are waived from time to time, or one or more credit agreements, that subsequent to the termination or expiration of the Credit Agreement, may be entered into to refinance the indebtedness incurred in connection with the Credit Agreement or any successor credit agreement with a bank or other financial institution, as amended, modified or the terms of which are waived from time to time.

                           "Derivative Security" means any security that is
                  convertible into or exercisable or exchangeable for shares of Common Stock.

                           "Distribution" shall have the meaning set forth in
                  the Credit Agreement.

                           "Dividend Payment Date" shall have the meaning set
                  forth in Section 2(a)(iii).

                           "Dividend Period" shall have the meaning set forth in
                  Section 2(a)(ii)(A).

                           "Fair Market Value" shall mean the average Market
                  Price of a share of Common Stock for the trading days during the period of thirty (30) consecutive calendar days ending (i) in the case of Section 5(a), on the date shares of Series B Preferred Stock are surrendered for conversion; (ii) in the case of Section 5(d), on the date outlined in Section 5(d)(vii)(B); (iii) in the case of Section 6(a), on the date of redemption and (iv) in the case of Section 15, on the date of payment; provided, however, that in the case of any shares of Common Stock sold in a



                                                                   Page 90 of __
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                                                                              91


                  public offering pursuant to Section 5(d)(v)(D), the Fair Market Value of such shares shall be deemed to be the public offering price of such shares.

                           "Final Surrender Date" shall have the meaning set
                  forth in Section 6(e).

                           "Fundamental Change" means any of the following
                  events:

                                    (i) the sale of all or substantially all of
                  the assets of the Corporation;

                                    (ii) any event (A) which results in the
                  registration of the Corporation's Common Stock under the Securities Exchange Act to be no longer required; (B) requiring the Corporation to make a filing under Schedule 13e-3 of the Securities Exchange Act; (C) substantially eliminating the public market for shares of Common Stock of the Corporation; or (D) causing a delisting of the Corporation's Common Stock from the American Stock Exchange (or any national securities exchange on which the Common Stock is listed) unless such Common Stock is delisted as a result of being listed on the Nasdaq Stock Market or another national securities exchange;

                                    (iii) any consolidation of the Corporation
                  with, or merger of the Corporation into, any other person, any merger of another person into the Corporation or any other business combination involving the Corporation which results in the holders of the Corporation's stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors;

                                    (iv) the commencement by the Corporation of
                  a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law; the consent by the Corporation to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property; any assignment by the Corporation for the benefit of its creditors; any admission by the Corporation in writing of its inability to pay its debts generally as they become due; the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up; or the liquidation, dissolution or winding up of the Corporation under any other circumstances;



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                                                                              92


                                    (v) an event of default (under the Credit
                  Agreement or any Indenture) which has resulted in the acceleration of the Indebtedness outstanding under such Credit Agreement or Indenture, but only if such acceleration has not been cured, waived or otherwise annulled (including by way of repayment of the Indebtedness) within ten (10) days of such acceleration;

                                    (vi) any Person, together with "affiliates"
                  and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, which is not now a beneficial owner of at least 1% of the equity securities of the Corporation shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of greater than 50% of the voting power of the capital stock of the Corporation; or

                                    (vii) any failure to comply with any of the
                  terms of Section 8 or Sections 9(c), 9(f) or 9(g) hereof, which failure is not cured within thirty (30) days of notice of its occurrence.

                           "Guaranty" means (i) any guaranty or endorsement of
                  the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person (a) to pay the indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business or
                  (2) obligations of the Corporation or its Subsidiaries which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Corporation. The amount of any Guaranty and the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

                           "Indebtedness" of any Person means, without
                  duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) all Capitalized Leases in respect of which such Person is liable as lessee or as



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                  the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold and distributed. "Indebtedness" shall not include, however, (1) Indebtedness of the Corporation to any of its wholly-owned Subsidiaries or Indebtedness of any wholly-owned Subsidiary to the Corporation or to another wholly-owned Subsidiary, and (2) any unfunded obligations in any employee pension benefit plan (as defined in the Employee Retirement Income Security Act of 1974) of the Corporation or of any Subsidiary.

                           "Indenture" means any indenture, deed of trust or
                  other similar instrument pursuant to which debt securities of the Corporation are outstanding, whether existing on the Issue Date or at any subsequent date, as amended, modified or the terms or which are waived from time to time.

                           "Issue Date" means the date of the original issuance
                  of the Series B Preferred Stock by the Corporation.

                           "Junior Securities" mean the Common Stock and any
                  other class of capital stock or series of preferred stock hereafter created by the Corporation which does not expressly provide that it ranks senior to or pari passu with the Series B Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

                           "Lien" means any mortgage, pledge, hypothecation,
                  assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

                           "Liquidation Value" shall have the meaning set forth
                  in Section 3(a).

                           "Market Price" means, as to any security on the date
                  of determination thereof, the closing price of such security's sales on the principal United States securities exchange on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the last trading price of such security on such day, or if there is no such price, the average of the bid and asked prices at the end of such day, on the Nasdaq Stock Market. If at any time such security is not listed on any exchange or the Nasdaq Stock Market, the Market Price shall be deemed to be the fair value thereof determined by an



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                                                                              94


                  investment banking firm of nationally recognized standing selected by the Board of Directors of the Corporation, as of the most recent practicable date when the determination is to be made, taking into account the value of the Corporation as a going concern, and without taking into account any lack of liquidity of such security or any discount for a minority interest.

                           "Notice Period" shall have the meaning set forth in
                  Section 10(a).

                           "Parity Securities" mean the Series A Preferred Stock
                  and any class of capital stock or series of preferred stock hereafter created by the Corporation with the prior written consent of the holders of two-thirds of the outstanding shares of Series B Preferred Stock, which expressly provides that it ranks pari passu with the Series B Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

                           "Person" or "person" shall mean an individual,
                  partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

                           "Record Date" shall have the meaning set forth in
                  Section 2(a)(iii).

                           "Redemption Date" shall have the meaning set forth in
                  Section 6(c).

                           "Redemption Default" shall have the meaning set forth
                  in Section 6(f).

                           "Redemption Price" shall have the meaning set forth
                  in Section 6(a).

                           "Rule 144" means (i) Rule 144 under the Securities
                  Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

                           "Rule 144A" means (i) Rule 144A under the Securities
                  Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

                           "Securities Act" means the Securities Act of 1933, as
                  amended, and the rules and regulations of the Commission thereunder.

                           "Securities Exchange Act" means the Securities
                  Exchange Act of 1934, as amended.

                           "Series A Preferred Stock" means the Corporation's
                  Series A Convertible Preferred Stock, par value $0.01 per share.

                           "Series B Liquidation Preference" shall have the
                  meaning set forth in Section 3(a).



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                                                                              95


                           "Series B Preferred Stock" shall have the meaning set
                  forth in the resolution paragraph in the preamble. Such Series B Preferred Stock ranks pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

                           "Subsidiary", with respect to any Person, means any
                  corporation, association or other entity of which more than fifty percent (50%) of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Corporation.


EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES REPLACEMENT.

                            (a) SUBJECT TO SECTION 5 HEREOF, AT ANY TIME AT THE
REQUEST OF ANY HOLDER OF SHARES OF SERIES B PREFERRED STOCK OF THE CORPORATION AT ITS ADDRESS PROVIDED UNDER SECTION 13 HEREOF, THE CORPORATION AT ITS EXPENSE (EXCEPT FOR ANY TRANSFER TAX ARISING OUT OF THE EXCHANGE) WILL ISSUE AND DELIVER TO OR UPON THE ORDER OF THE HOLDER IN EXCHANGE THEREFOR A NEW CERTIFICATE OR CERTIFICATES IN SUCH AMOUNT OR AMOUNTS AS SUCH HOLDER MAY REQUEST IN THE AGGREGATE REPRESENTING THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY SUCH SURRENDERED CERTIFICATES, AND REGISTERED IN THE NAME OF SUCH HOLDER OR AS SUCH HOLDER MAY DIRECT; PROVIDED, HOWEVER, THAT THE HOLDER AND ANY PROPOSED TRANSFEREE DELIVER TO THE CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE CORPORATION MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH, PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.

ANY SHARE CERTIFICATE FOR SERIES B PREFERRED STOCK WHICH IS CONVERTED INTO CONVERSION SHARES IN WHOLE OR IN PART SHALL BE CANCELED BY THE CORPORATION, AND NO NEW SHARE CERTIFICATE FOR SERIES B PREFERRED STOCK SHALL BE ISSUED IN LIEU OF ANY SHARES OF SERIES B PREFERRED STOCK WHICH HAVE BEEN CONVERTED INTO CONVERSION SHARES. THE CORPORATION SHALL ISSUE A NEW CERTIFICATE WITH RESPECT TO ANY SHARES OF SERIES B PREFERRED STOCK WHICH WERE NOT CONVERTED INTO CONVERSION SHARES AND WERE REPRESENTED BY A CERTIFICATE WHICH WAS CONVERTED IN PART.

UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE CORPORATION OF THE LOSS, THEFT, DESTRUCTION OR MUTILATION OF ANY SHARE CERTIFICATE FOR SERIES B PREFERRED STOCK AND, IN THE CASE OF ANY SUCH LOSS, THEFT OR DESTRUCTION, UPON DELIVERY OF AN INDEMNITY AGREEMENT REASONABLY SATISFACTORY TO THE CORPORATION (IF REQUESTED BY THE CORPORATION), OR IN THE CASE OF ANY SUCH MUTILATION, UPON SURRENDER OF SUCH SHARE CERTIFICATE (WHICH SURRENDERED SHARE CERTIFICATE SHALL BE CANCELED BY THE CORPORATION), THE CORPORATION WILL ISSUE A NEW SHARE CERTIFICATE FOR SERIES B



                                                                   Page 95 of __
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                                                                              96


PREFERRED STOCK, OF LIKE TENOR IN LIEU OF SUCH LOST, STOLEN, DESTROYED OR MUTILATED SHARE CERTIFICATE AS IF THE LOST, STOLEN, DESTROYED OR MUTILATED SHARE CERTIFICATE WERE THEN SURRENDERED FOR EXCHANGE.

NOTICES. EXCEPT AS MAY OTHERWISE BE PROVIDED FOR HEREIN, ALL NOTICES REFERRED TO HEREIN SHALL BE IN WRITING, AND ALL NOTICES HEREUNDER SHALL BE DEEMED TO HAVE BEEN GIVEN (i) UPON RECEIPT, IN THE CASE OF A NOTICE OF CONVERSION GIVEN TO THE CORPORATION AS CONTEMPLATED IN SECTION 5(b) HEREOF, OR (II) IN ALL OTHER CASES, UPON THE EARLIER OF (x) RECEIPT OF SUCH NOTICE, (y) THREE (3) BUSINESS DAYS AFTER THE MAILING OF SUCH NOTICE IF SENT BY REGISTERED MAIL (UNLESS FIRST-CLASS MAIL SHALL BE SPECIFICALLY PERMITTED FOR SUCH NOTICE UNDER THE TERMS HEREOF) OR
(z) THE BUSINESS DAY FOLLOWING SENDING SUCH NOTICE BY OVERNIGHT COURIER, IN ANY CASE WITH POSTAGE OR DELIVERY CHARGES PREPAID, ADDRESSED: IF TO THE CORPORATION, TO ITS OFFICES AT 370 SEVENTEENTH STREET, SUITE 2750, DENVER, CO 80202,
ATTENTION: ERIK B. CARLSON, OR TO AN AGENT OF THE CORPORATION DESIGNATED AS PERMITTED BY THE CERTIFICATE OF INCORPORATION, OR, IF TO ANY HOLDER OF THE SERIES B PREFERRED STOCK, TO SUCH HOLDER AT THE ADDRESS OF SUCH HOLDER OF THE SERIES B PREFERRED STOCK AS LISTED IN THE STOCK RECORD BOOKS OF THE CORPORATION, OR TO SUCH OTHER ADDRESS AS THE CORPORATION OR HOLDER, AS THE CASE MAY BE, SHALL HAVE DESIGNATED BY NOTICE SIMILARLY GIVEN.

FRACTIONAL SHARES. ANY SHARES OF COMMON STOCK ISSUED TO HOLDERS WHETHER AS A RESULT A DIVIDEND PAYMENT, A CONVERSION, A REDEMPTION OR OTHERWISE SHALL BE ISSUED IN WHOLE SHARES ONLY, WITH ANY FRACTIONAL SHARES BEING PAID IN CASH. THE AMOUNT OF CASH PAID IN THE CASE OF FRACTIONAL SHARES OF COMMON STOCK SHALL BE THE FAIR MARKET VALUE OF SUCH SHARES. ANY ADDITIONAL PREFERRED SHARES PAYABLE TO HOLDERS OF SERIES B PREFERRED STOCK WILL BE ISSUED IN WHOLE SHARE AMOUNTS WITH ANY FRACTIONAL SHARES HELD IN BOOK-ENTRY FORM BY THE CORPORATION'S TRANSFER AGENT.



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                                                                              97


                  IN WITNESS WHEREOF, TransMontaigne Inc. has caused this Certificate of Designations to be signed by its Chief Executive Officer and attested to by its Secretary, all as of the 27th day of June, 2002.

                                               TRANSMONTAIGNE INC.


                                               By:
                                                  ------------------------------
                                                  Name: Donald H. Anderson
                                                  Title: Chief Executive Officer


Attest:


By:
   ------------------------------
   Name: Erik B. Carlson
   Title: Secretary



                                                                   Page 97 of __